Exhibit 10.3

LD HOLDINGS GROUP LLC

FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

Dated as of February 11, 2021

THE UNITS REPRESENTED BY THIS FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS, OR AN EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

CERTAIN OF THE UNITS REPRESENTED BY THIS FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND THE OTHER RESTRICTIONS SET FORTH HEREIN AND/OR IN A SEPARATE AGREEMENT WITH THE INITIAL HOLDER OF SUCH UNITS. A COPY OF SUCH AGREEMENT(S) MAY BE OBTAINED BY THE HOLDER OF SUCH UNITS UPON WRITTEN REQUEST AND WITHOUT CHARGE.

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6.1	Limitation of Liability	27
6.2	Lack of Authority	28
6.3	No Right of Partition	28
6.4	Indemnification	28
6.5	Members Right to Act	32
6.6	Investment Opportunities and Conflicts of Interest	33
6.7	Interested Transactions	34
6.8	Confidentiality	34

ARTICLE VII BOOKS, RECORDS, ACCOUNTING AND REPORTS		34

7.1	Records and Accounting	34
7.2	Tax Reports	34
7.3	Transmission of Communications	35

ARTICLE VIII TAX MATTERS		35

8.1	Preparation of Tax Returns	35
8.2	Tax Elections	35
8.3	Tax Controversies	35

ARTICLE IX TRANSFER OF UNITS		36

9.1	Required Consent	36
9.2	Approved Sale	37
9.3	Effect of Assignment	38
9.4	Additional Restrictions on Transfer	39
9.5	Legend	39
9.6	Transfer Fees and Expenses	40
9.7	Void Transfers	40
9.8	Vesting, Forfeiture and Repurchase of Units	40
9.9	Exchange of Combined Units for Class A Common Stock	41
9.10	Adjustment of Exchange Rate.	45
9.11	Class A Common Stock to be Delivered upon Exchange.	47
9.12	Withholding; Certification of Non-Foreign Status.	48
9.13	No Transfer of Class B Common Stock	49
9.14	Tender Offers and Other Events with Respect to the Public Offering Entity	49

ARTICLE X ADMISSION OF MEMBERS		50

10.1	Substituted Members	50
10.2	Additional Members	50

ARTICLE XI WITHDRAWAL AND RESIGNATION OF UNITHOLDERS		50

11.1	Withdrawal and Resignation of Unitholders	50

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ARTICLE XII DISSOLUTION AND LIQUIDATION		50

12.1	Dissolution	50
12.2	Liquidation and Termination	51
12.3	Securityholders Agreement	51
12.4	Cancellation of Certificate	52
12.5	Reasonable Time for Winding Up	52
12.6	Return of Capital	52
12.7	Hart-Scott-Rodino	52

ARTICLE XIII VALUATION		52

13.1	Valuation of Subsidiary Securities	52
13.2	Valuation of Other Assets and Company Securities	53
13.3	Valuation of Other Securities	53

ARTICLE XIV GENERAL PROVISIONS		53

14.1	Power of Attorney	53
14.2	Amendments	53
14.3	Title to Company Assets	54
14.4	Successors and Assigns	54
14.5	Severability	54
14.6	Counterparts; Binding Agreement	54
14.7	Descriptive Headings; Interpretation	54
14.8	Applicable Law; Venue; Jury Trial Waiver	55
14.9	Addresses and Notices	55
14.10	Creditors	55
14.11	Waiver	55
14.12	Further Action	55
14.13	Entire Agreement	56
14.14	Opt-in to Article 8 of the Uniform Commercial Code	56
14.15	Delivery by Facsimile or PDF	56
14.16	Survival	56
14.17	Tax and Other Advice	56
14.18	Acknowledgments	57

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EXHIBITS

Exhibit A – Incremental Excess Tax Distributions

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SCHEDULES

Schedule of Unitholders

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LD HOLDINGS GROUP LLC

FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

THIS FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, dated as of February 11, 2021, is adopted, executed and agreed to, for good and valuable consideration, by and among the Company and the Members.

RECITALS

A. The Members previously exchanged their equity interests of loanDepot.com, LLC, a Delaware limited liability company (“loanDepot.com”), for substantially equivalent equity interests of the Company.

B. Certain of the Members entered into an Amended and Restated Limited Liability Company Agreement of the Company on December 31, 2017 (the “Original Date”), which was amended and restated in its entirety pursuant to the terms of a Second Amended and Restated Limited Liability Company Agreement of the Company, dated December 31, 2018, which was further amended and restated in its entirety pursuant to the terms of a certain Third Amended and Restated Limited Liability Company Agreement of the Company, dated as of October 1, 2020 (the “Prior Agreement”).

C. The Company has recapitalized all of its Units into a single class of Class A Common Units of the Company.

D. In connection with the exchange of certain classes of equity for Class A Common Units of the Company pursuant to one or more Exchange Agreements, of even date herewith, by and between the holders thereof and the Company, the Members now desire to amend and restate the Prior Agreement in its entirety, and wish to set forth the rights, powers and interests of the Members with respect to the Company and their respective interests therein and to provide for the management of the business and operations of the Company, all as more fully set forth herein.

AGREEMENT

ARTICLE I

DEFINITIONS

Capitalized terms used but not otherwise defined herein shall have the following meanings:

“Additional Member” has the meaning set forth in Section 10.2.

“Adjusted Capital Account Balance” means, with respect to any Person’s Capital Account as of the end of any Taxable Year, the balance of such Person’s Capital Account (a) reduced for any items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6), and (b) increased for any amount such Person is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulation Sections 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to Minimum Gain).

“Affiliate” means, with respect to any particular Person, (a) any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise and (b) if such Person is a partnership, any partner thereof.

“Agreement” means this Fourth Amended and Restated Limited Liability Company Agreement, as amended, restated, modified or waived from time to time in accordance with the terms hereof.

“Approved Sale” has the meaning set forth in Section 9.2(a).

“Assignee” means a Person to whom Units have been Transferred in accordance with the terms of this Agreement and the other agreements contemplated hereby, but who has not become a Member pursuant to Article X.

“Assumed Tax Rate” means, for any Taxable Year, in each case as reasonably determined by the Board in good faith based on the information reasonably available to it, the greater of: (a) the highest marginal combined federal, state and local income tax rate applicable to an individual Unitholder, or (b) the highest marginal combined federal, state and local income tax rate applicable to a corporation, taking into account, in each case, any available deduction against federal income for state and local taxes paid and the character of income generated. For purposes of the preceding sentence, the applicable state and local income tax rate shall be determined on a weighted average basis determined by reference to the amount of Company taxable income, gain, deduction or loss allocable to the Unitholders for such Taxable Year for purposes of all relevant state and local taxing jurisdictions.

“Base Rate” means, on any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.

“Beneficial Owner” means, with respect to a security, any Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power, which includes the power to vote, or to direct the voting of, such security and/or (b) investment power, which includes the power to dispose of, or to direct the disposition of, such security.

“Board” means the Board of Directors of the Company established pursuant to Section 5.2.

“Book Value” means, with respect to any Company property, the Company’s adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted, in the case of permitted adjustments (to the extent the Company makes such permitted adjustments), by Treasury Regulation Sections 1.704-1(b)(2)(iv)(d)-(g) and (s).

“Business Day” means any day, other than a Saturday, Sunday or any other day on which commercial banks located in the State of California are authorized or obligated by law or executive order to close.

“Capital Account” means the capital account maintained for a Member pursuant to Section 3.1(d).

“Capital Contributions” means any cash, cash equivalents, promissory obligations or the Fair Market Value of other property that a Unitholder contributes (including any units of the Company that existed prior to the date hereof) with respect to any Unit pursuant to Section 3.1, net of any liabilities assumed by the Company for such Unitholder in connection with such contribution and net of any liabilities to which the assets contributed by such Unitholder are subject.

“Cash Settlement” has the meaning set forth in Section 9.9(a)(i).

“Cause” means, with respect to a Person’s employment with any Group Company, “Cause” as defined and set forth in such Person’s corresponding Employment Agreement or other Equity Agreement with such Group Company, or if no such definition is provided in such Person’s Employment Agreement or other Equity Agreement with such Group Company, then “Cause” will mean any of the following: (a) such Person’s failure to perform work or other employment duties to the standards required by such Group Company as determined in such Group Company’s sole discretion, which failure remains uncured (if capable of cure) for ten (10) Business Days following written notice thereof by such Group Company to such Person; provided, however, that no such cure period will apply if (i) such failure is not reasonably capable of cure without material cost or liability to such Group Company or (ii) such Group Company has previously provided such a notice to the effect that such Person is failing to perform or neglecting his or her duties (whether with respect to the same act or a different act); (b) such Person’s willful misconduct, failure to comply with such Group Company’s policies or gross insubordination, which act remains uncured (if capable of cure) for ten (10) Business Days following written notice thereof by such Group Company to such Person; provided, however, that no such cure period will apply if (i) such failure is not reasonably capable of cure without material cost or liability to such Group Company or (ii) such Group Company has previously provided such a notice to the effect that such Person is engaging in willful misconduct, failure to comply with such Group Company’s policies or gross insubordination (whether with respect to the same or a different act); (c) such Person’s engagement in any illegal act, substance abuse or any act or omission that has an adverse effect on such Group Company’s reputation or business operations, assets, prospects, properties, results of operation or financial condition, as reasonably determined by such Group Company; (d) such Person’s commission of an act involving personal dishonesty, fraud embezzlement or theft; (e) such Person’s disclosure of any Confidential Information or trade secrets of any Group Company; or (f) the charging of such Person with a felony involving moral turpitude.

“Certificate” means the Company’s Certificate of Formation as filed with the Secretary of State of Delaware.

“Certificated Units” has the meaning set forth in Section 3.1(a).

“Change of Control” means the occurrence of any of the following events after the date hereof:

(a) any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act, or any successor provisions thereto, excluding (i) a group of Persons which includes one or more Parthenon Stockholders or Hsieh Stockholders and/or one or more Affiliates thereof and (ii) any entity owned, directly or indirectly, by the stockholders of the Public Offering Entity in substantially the same proportions as their ownership of stock in the Public Offering Entity, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Public Offering Entity representing more than fifty percent (50%) of the combined voting power of the Public Offering Entity’s then outstanding Voting Securities;

(b) there is consummated a merger or consolidation of the Public Offering Entity with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, the Voting Securities of the Public Offering Entity immediately prior to such merger or consolidation do not continue to represent or are not converted into more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof; or

(c) the adopting of a plan of complete liquidation or dissolution of the Public Offering Entity by the stockholders of the Public Offering Entity or an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Public Offering Entity of all or substantially all of the Public Offering Entity’s assets, other than such sale or other disposition by the Public Offering Entity of all or substantially all of the Public Offering Entity’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Public Offering Entity in substantially the same proportions as their ownership of the Public Offering Entity immediately prior to such sale.

Notwithstanding the foregoing, except with respect to clause (b) and clause (c) above, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of the Public Offering Entity immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in, and own substantially all of the shares of, an entity which owns, either directly or through a Subsidiary, all or substantially all of the assets of the Public Offering Entity immediately following such transaction or series of transactions. In addition, for the avoidance of doubt, a rollover or exchange of securities of the Company held by a Person is not taken into account for purposes of determining whether a “Change of Control” has occurred.

“Class A Common Stock” means the Class A Common Stock, par value $0.001 per share, of the Public Offering Entity.

“Class A Common Unit” means a unit representing a fractional part of the interest of a Unitholder in Distributions and the rights and obligations specified with respect to the Class A Common Units in this Agreement. Class A Common Units shall have one (1) vote per Class A Common Unit if such Class A Common Unit is held by the Public Offering Entity. All Class A Common Units not held by the Public Offering Entity shall have no voting rights.

“Class A Unitholder” means any holder of Class A Common Units other than the Public Offering Entity.

“Class B Common Stock” means the Class B Common Stock, par value $0.001 per share, of the Public Offering Entity.

“Class C Common Stock” means the Class C Common Stock, par value $0.001 per share, of the Public Offering Entity.

“Code” means the United States Internal Revenue Code of 1986, as amended, and any successor statute.

“Combined Unit” means, collectively, (i) a Class A Common Unit or other interest in the Company that may be issued by the Company in the future or for which a Class A Common Unit has been converted or exchanged, excluding in each case any unvested Class A Common Unit, and (ii) a share of Noneconomic Stock. For the avoidance of doubt, upon becoming vested, an unvested Class A Common Unit, or other interest in the Company that may be issued by the Company in the future or for which a Class A Common Unit has been converted or exchanged, shall become a Combined Unit.

“Company” means LD Holdings Group LLC, a Delaware limited liability company, and any successor thereto (whether by merger, conversion, consolidation, recapitalization, reorganization or otherwise).

“Confidential Information” means confidential and proprietary information and trade secrets of any Group Company, including, but not limited to, confidential information of any Group Company regarding identifiable, specific and discrete business opportunities being pursued by any Group Company.

“Core Business” is a business in which the Company engages in a material respect and any business in which a Group Company is actively contemplating, at a senior executive level, engaging in a material respect, in each case, at the time of determination.

“Current Distribution” means any Distribution other than a Tax Distribution, including any Distributions pursuant to Section 4.1(b), but excluding any Distributions made by reference to Section 4.1(b) under Sections 9.2 or 12.2, and, in each case, without double-counting any Distributions. For the avoidance of doubt, and notwithstanding anything herein to the contrary, (i) no Liquidating Distribution or Tax Distribution shall be or be deemed to be a Current Distribution, and (ii) no Distributions made in contemplation of a Change of Control, or after a Change of Control is approved by the Board, shall be or be deemed to be Current Distributions.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as it may be amended from time to time, and any successor thereto.

“DGCL” means the Delaware General Corporation Law, and any successor thereto. Any reference herein to a specific section, rule or regulation of the DGCL shall be deemed to include any corresponding provisions of future law.

“Direct Exchange” has the meaning set forth in Section 9.9(a)(iv).

“Director” means a current director on the Board, who, for purposes of the Delaware Act, will be deemed a “manager” (as defined in the Delaware Act) but will be subject to the rights, obligations, limitations and duties set forth in this Agreement.

“Disability” has the meaning set forth in the applicable Person’s corresponding Employment Agreement or other Equity Agreement with any Group Company, or if no such definition is provided in such Person’s Employment Agreement or other Equity Agreement with any Group Company, then “Disability” means a permanent and total disability as determined under such Group Company’s long-term disability plan applicable to such Group Company’s employees, interpreted and applied in a manner consistent with all applicable laws, including laws regarding workers’ compensation, disability, and family and medical leave laws.

“Distribution” means each distribution made by the Company to a Unitholder, whether in cash, property or securities of the Company and whether by liquidating distribution, redemption or repurchase; provided, that none of the following shall be a Distribution: (a) any redemption or repurchase by the Company of any securities of the Company in connection with the termination of employment of an employee of any Group Company or their Affiliates, and (b) any recapitalization, exchange or conversion of Units, or any subdivision (by unit split or otherwise) or any combination (by reverse unit split or otherwise) of any outstanding Units.

“Employment Agreement” means any employment agreement entered into from time to time among any Group Company and one of their executives, as the same may be amended from time to time pursuant to its terms.

“Equity Agreement” means any unit grant agreement, subscription agreement, securities purchase agreement, senior management agreement, Employment Agreement and any other agreement, document or instrument evidencing or effecting the issuance or other Transfer of any Equity Securities or otherwise governing the terms and conditions with respect to any Equity Securities, in each case as the same may be amended or otherwise modified from time to time.

“Equity Securities” means (a) units or other equity interests in the Company (including other classes, groups or series thereof having such relative rights, powers, and/or obligations as may from time to time be established by the Board, including rights, powers, and/or duties different from, senior to or more favorable than existing classes, groups and series of units and other equity interests in the Company), (b) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into units or other equity interests in the Company, and (c) warrants, options or other rights to purchase or otherwise acquire units or other equity interests in the Company.

“Event of Withdrawal” means the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company.

“Excess Preferred Contribution Amount” has the meaning set forth in Exhibit A.

“Excess Tax Distribution Amount” means the excess, if any, of: (a) the cumulative amount of Tax Distributions made to the Public Offering Entity pursuant to Section 4.1(a) for Taxable Years including or beginning on or after February 1, 2021 over (b) the Public Offering Entity’s cumulative federal, state and local income tax liability for all Taxable Years including or beginning on or after February 1, 2021.

“Exchange” has meaning set forth in Section 9.9(a)(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Date” has the meaning set forth in Section 9.9(a)(ii).

“Exchange Notice” has the meaning set forth in Section 9.9(a)(ii).

“Exchange Rate” means, at any time, the number of shares of Class A Common Stock for which one (1) Combined Unit is entitled to be Exchanged at such time. On the date of this Agreement, the Exchange Rate shall be one (1), subject to adjustment pursuant to Section 9.10.

“Expenses” means all reasonable costs, expenses, fees and charges, including, without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also shall include, without limitation, (a) expenses incurred in connection with any appeal resulting from, incurred by an Indemnified Person in connection with, arising out of, in respect of or relating to, any Proceeding, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedes bond, or other appeal bond or its equivalent, (b) any federal, state, local or foreign taxes imposed on an Indemnified Person as a result of the actual or deemed receipt of any payments under this Agreement (on a grossed up basis), and (c) any interest, assessments or other charges in respect of the foregoing.

“Fair Market Value” means, with respect to any asset or equity interest, its fair market value determined according to Article XIII.

“Family Group” means, as to any particular Person, (a) such Person’s spouse and descendants (whether natural or adopted), (b) any trust or other estate planning vehicle controlled solely by such Person and created solely for the benefit of such Person and/or such Person’s spouse and/or descendants, and (c) with respect to Hsieh, the charitable entities identified by him from time to time; provided, that the portion of any gift, grant or bequest that purports to Transfer voting control of any of Hsieh’s Units shall require the prior approval of the Board, which approval shall not be unreasonably withheld, delayed or conditioned.

“Fiscal Period” means any interim accounting period within a Taxable Year established by the Board and which is permitted or required by Code Section 706.

“Fiscal Year” means the calendar year ending on December 31, or such other annual accounting period as may be established by the Board.

“Forfeiture Allocations” has the meaning set forth in Section 4.3(g).

“Good Reason” means, with respect to a Person’s employment with any Group Company, “Good Reason” as defined and set forth in such Person’s corresponding Employment Agreement or other Equity Agreement with such Group Company. If no such definition is provided in such Person’s Employment Agreement or other Equity Agreement with any Group Company, then no resignation or termination shall be deemed to be for “Good Reason” under this Agreement.

“Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Group Company” means the Company, the Public Offering Entity and their respective direct and indirect Subsidiaries.

“Hsieh” means Anthony Hsieh.

“Hsieh Stockholders” means, collectively, The JLSSAA Trust, established September 4, 2014, JLSA, LLC, Trilogy Mortgage Holdings, Inc., M6 LLC, M7 LLC and M8 LLC.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Incremental Excess Tax Distribution Amount” has the meaning set forth in Section 4.1(a).

“Indemnified Person” has the meaning set forth in Section 6.4(a).

“Investor” has the meaning set forth in Section 6.6(a).

“Liabilities” means all claims, liabilities, damages, losses, judgments, orders, fines, penalties and other amounts payable in connection with, arising out of, in respect of or relating to or occurring as a direct or indirect consequence of any Proceeding, including, without limitation, amounts paid in whole or partial settlement of any Proceeding, all Expenses in complying with any judgment, order or decree issued or entered in connection with any Proceeding or any settlement agreement, stipulation or consent decree entered into or issued in settlement of any Proceeding, and any consequential damages resulting from any Proceeding or the settlement, judgment, or result thereof.

“Liquidation Assets” has the meaning set forth in Section 12.2(b).

“Liquidating Distribution” means any Distribution other than a Tax Distribution, excluding any Distributions pursuant to Section 4.1(b), but including any Distributions made by reference to Section 4.1(b) under Sections 9.2 or 12.2, and, in each case, without double-counting any Distributions. For the avoidance of doubt, and notwithstanding anything herein to the contrary, (i) no Current Distribution or Tax Distribution shall be or be deemed to be a Liquidating Distribution, and (ii) Distributions made in contemplation of a Change of Control, or after a Change of Control is approved by the Board, shall be deemed to be Liquidating Distributions.

“loanDepot.com” has the meaning set forth in the Recitals.

“Losses” means items of Company loss and deduction determined according to Section 3.1(e).

“M6 LLC” means Trilogy Management Investors Six, LLC, a Delaware limited liability company, holding Class A Common Units on behalf of certain members of management of a Group Company.

“M7 LLC” means Trilogy Management Investors Seven, LLC, a Delaware limited liability company, holding Class A Common Units on behalf of certain members of management of a Group Company.

“M8 LLC” means Trilogy Management Investors Eight, LLC, a Delaware limited liability company, holding Class A Common Units on behalf of certain members of management of a Group Company.

“Management Investor” means (a) if an individual, any Person who acquires or is otherwise issued Equity Securities (including any Person who is a member of M6 LLC, M7 LLC or M8 LLC) while such Person is an employee of any Group Company (including Hsieh), or (b) if an entity, any Person that acquires or is otherwise issued Equity Securities while it is controlled by an employee (including Hsieh) or employees of any Group Company (including M6 LLC, M7 LLC or M8 LLC).

“Mandatory Exchange Acknowledgement” has the meaning set forth in Section 9.9(b)(iv).

“Mandatory Exchange Date” has the meaning set forth in Section 9.9(b)(iii).

“Mandatory Exchange Notice” has the meaning set forth in Section 9.9(b)(iii).

“Marketable Securities” means securities that are, or within six (6) months after receipt thereof will be, freely transferable by the holder thereof.

“Member” means each of the Persons listed on the Schedule of Unitholders attached hereto, and any Person admitted to the Company as a Substituted Member or Additional Member; but only for so long as such Person continues to own Units.

“Minimum Gain” means the partnership minimum gain determined pursuant to Treasury Regulation Section 1.704-2(d).

“Noneconomic Stock” means Class B Common Stock or Class C Common Stock or any other interest in the Public Offering Entity that may be issued by the Public Offering Entity in the future or for which Class B Common Stock or Class C Common Stock has been converted or exchanged, excluding in each case any unvested Class B Common Stock or Class C Common Stock.

“Notice” means Internal Revenue Service Notice 2005-43.

“Offer” has the meaning set forth in Section 9.14.

“Original Date” has the meaning set forth in the Recitals.

“Parthenon” means (a) any Parthenon Stockholder and (b) any investment fund managed by PCap Directors, LLC (or one of its Affiliates) that acquires Units.

“Parthenon Stockholders” means, collectively, Parthenon Investors III, L.P., PCap Associates, Parthenon Capital Partners Fund, L.P., Parthenon Investors IV, L.P., Parthenon Capital Partners Fund II, L.P. and PCP Managers, L.P.

“Partnership Representative” means the “partnership representative” of the Company for purposes of the Partnership Tax Audit Rules.

“Partnership Tax Audit Rules” means Sections 6221 through 6241 of the Code, together with any guidance issued thereunder, successor provisions and any similar provisions of state or local tax laws.

“pdf” has the meaning set forth in Section 14.15.

“Permitted Transferee” means (a) with respect to any Person who is a Management Investor, a member of such Person’s (or the individuals controlling such Person, as applicable) Family Group; (b) with respect to any Person who is Parthenon, any of such Person’s Affiliates, and (c) in the case of transfers by Hsieh of up to an aggregate of 6,233,262 Class A Common Units to any Management Investor; provided, that in no event shall any Transfer be made to a competitor of any Group Company without the consent of the Board.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a Governmental Entity.

“Preferred Contribution Amount” has the meaning set forth in Exhibit A.

“Preferred Unit” has the meaning set forth in Exhibit A.

“Prior Agreement” has the meaning set forth in the Recitals.

“Proceeding” means any threatened, pending or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, formal or informal hearing, inquiry or investigation, litigation, administrative hearing or any other actual, threatened or completed judicial, administrative or arbitration proceeding (including, without limitation, any such proceeding under the Securities Act or the Exchange Act or any other federal law, state law, statute or regulation), whether brought in the right of the Company or otherwise, and whether of a civil, criminal, administrative or investigative nature, in which such Indemnified Person was, is or will be, or is threatened to be, involved as a party or witness or otherwise involved, affected or injured (i) by reason of the fact that such Indemnified Person is or was a Representative of a Group Company, (ii) by reason of any actual or alleged action taken by such Indemnified Person or of any action on such Indemnified Person’s part while acting as Representative of a Group Company or (iii) by reason of the fact that such Indemnified Person is or was serving at the request of the Company as a Representative of another Person, whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement.

“Profits” means items of Company income and gain determined according to Section 3.1(e).

“Public Offering Entity” means loanDepot, Inc., a Delaware corporation.

“Regulatory Allocations” has the meaning set forth in Section 4.3(e).

“Representative” means, with respect to any Person, any director, manager, officer and employee, controlling person, member, managing member, principal, fiduciary or other agent of such Person.

“Restricted Business” means any business that, at the applicable time of determination, operates in any line of business that any Group Company is then actively conducting or in which it then actively proposes to conduct; provided, that, with respect to Hsieh, a business shall only constitute a Restricted Business to the extent that such business is a Core Business.

“Restricted Period” means:

(a) in the case of a Management Investor (other than Hsieh, M6 LLC, M7 LLC or M8 LLC), for so long as such Management Investor is employed by any Group Company; provided, that such period may be extended pursuant to the terms of such Management Investor’s Equity Agreement;

(b) in the case of Hsieh, during the period that Hsieh remains a fiduciary of the Company by virtue of, among other things, his status as an executive, as an indirect and substantial owner of voting equity, and as a Director of the Company; provided, however, Hsieh’s Restricted Period may terminate earlier than his status as a fiduciary in the following circumstances: (i) if Hsieh’s employment with any Group Company is terminated without Cause or he leaves for Good Reason (as defined in his Employment Agreement), then his Restricted Period shall end one (1) year from the later of (A) the date of employment termination and (B) the date Hsieh resigns from the Board, or (ii) if Hsieh’s employment is otherwise terminated, then one (1) year from the delivery of a notice to the Company from Hsieh setting forth his intent to compete (which, if Hsieh also a Director at the time of delivering such notice, must include his resignation from the Board), but in no event (under either clauses (i) or (ii)) longer than three (3) years following the date of termination; and

(c) in the case of each of M6 LLC, M7 LLC or M8 LLC, for so long as such entity owns Class A Common Units.

“Restricted Territory” means the geographic territory comprised of twenty-five (25) miles around each location at which any Group Company is then actively conducting business or in which it then actively proposes to conduct business.

“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

“Share Settlement” has the meaning set forth in Section 9.9(a)(i).

“SMRH” means Sheppard, Mullin, Richter & Hampton LLP.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 10.1.

“Takeover Law” means any moratorium, control share acquisition, business combination, fair price or other form of anti-takeover laws and regulations of any jurisdiction that may purport to be applicable to any Exchange or the transactions contemplated thereby.

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, franchise, estimated, intangibles, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any transferee liability and any interest, penalties or additions to tax or additional amounts in respect of the foregoing.

“Tax Distribution” has the meaning set forth in Section 4.1(a).

“Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated as of the date hereof, by and among the Public Offering Entity, the Company and the Recipients party thereto (the “TRA Recipients”), as it may be amended from time to time in accordance with its terms.

“Tax Returns” means any reports, filings, tax returns or other disclosures in any form or manner with respect to federal, state, local or foreign income.

“Taxable Year” means the Company’s accounting period for federal income tax purposes determined pursuant to Section 8.2.

“Third Party” means any Person who is not a party to this Agreement, or an Affiliate of any party to this Agreement.

“Transfer” means any sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or other direct or indirect disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law) or the acts thereof, but excluding conversions and redemptions of Units by the Company made in accordance with this Agreement. The terms “Transferee”, “Transferor”, “Transferred” and other forms of the word “Transfer” shall have the correlative meanings.

“Treasury Regulations” means the income tax regulations promulgated under the Code and effective as of the date hereof. Such term shall be deemed to include any future amendments to such regulations and any corresponding provisions of succeeding regulations.

“Unit” means a unit in the Company representing a fractional part of the interests in any Profits, Losses, and Distributions and shall include Class A Common Units; provided, that any class, group or series of Units issued shall have the relative rights, powers and duties set forth in this Agreement.

“Unitholder” means any owner of one or more Units as reflected on the Company’s books and records.

“Unsatisfied Tax Distribution Entitlement” means, with respect to each Unitholder, the excess of (a) the cumulative amount of Tax Distributions to which such Unitholder has become entitled (whether or not actually distributed and whether or not funds are available therefor) pursuant to the first sentence of Section 4.1(a) for Taxable Years including or beginning on or after February 1, 2021 over (b) the cumulative amount of Tax Distributions made to such Unitholder pursuant to Section 4.1(a) for Taxable Years including or beginning on or after February 1, 2021.

“Voting Securities” shall mean any securities of the Public Offering Entity which are entitled to vote generally in matters submitted for a vote of the Public Offering Entity’s stockholders or generally in the election of the Public Offering Entity’s Board of Directors.

“Warehouse Facilities” means any funding arrangement pursuant to which one or more lenders, conduit or special purpose vehicles and other financial institutions provide the Company or one of its Subsidiaries debt financing to purchase, originate, sell, securitize, carry, service or maintain mortgage loans or other financial assets or servicing rights.

ARTICLE II

ORGANIZATIONAL MATTERS

2.1 Formation of the Company. The Company was formed as loanDepot Holdings, LLC, a Delaware limited liability company, on October 16, 2015, with the filing of a Certificate of Formation with the Secretary of State of the State of Delaware, and a Certificate of Amendment was filed with the Secretary of State of the State of Delaware on November 2, 2017, to change the name of the Company to “LD Holdings Group LLC”.

2.2 Limited Liability Company Agreement. The Members hereby agree that during the term of the Company set forth in Section 2.6, the rights, powers and obligations of the Unitholders with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and, except where the Delaware Act provides that such rights, powers and obligations specified in the Delaware Act shall apply “unless otherwise provided in a limited liability company agreement” or words of similar effect and such rights, powers and obligations are set forth in this Agreement, the Delaware Act; provided, that notwithstanding the foregoing, Section 18-210 of the Delaware Act (entitled “Contractual Appraisal Rights”) and Section 18-305 of the Delaware Act (entitled “Access to and Confidentiality of Information; Records”) shall not apply or be incorporated into this Agreement (but with it being understood that this proviso shall not affect the obligations of the Company under Article VII). To the extent that the rights or obligations of any Unitholder are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Delaware Act, control.

2.3 Name. The name of the Company shall be “LD Holdings Group LLC”. The Board may change the name of the Company at any time and from time to time. Notification of any such change shall be given to all Unitholders. The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Board.

2.4 Purpose. The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which limited liability companies may be organized under the Delaware Act. The Company may engage in any and all activities necessary, desirable or incidental to the accomplishment of the foregoing. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized pursuant to the Delaware Act.

2.5 Principal Office; Registered Office. The principal office of the Company shall be at such place as the Board may from time to time designate. The Company may maintain offices at such other place or places as the Board deems advisable. The address of the registered office of the Company in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by applicable law, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be the registered agent named in the Certificate or such Person or Persons as the Board may designate from time to time in the manner provided by applicable law.

2.6 Term. The term of the Company commenced upon the filing of the Certificate in accordance with the Delaware Act and shall continue in existence until termination and dissolution thereof in accordance with the provisions of Article XII.

2.7 No State-Law Partnership. The Unitholders intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Unitholder be a partner or joint venturer of any other Unitholder by virtue of this Agreement, for any purposes other than as set forth in the last sentence of this Section 2.7, and neither this Agreement nor any other document entered into by the Company or any Unitholder relating to the subject matter hereof shall be construed to suggest otherwise. The Unitholders intend that the Company shall be treated as a partnership for federal and, if applicable, state or local income tax purposes, and that each Unitholder and the Company shall file all Tax returns and shall otherwise take all Tax and financial reporting positions in a manner consistent with such treatment.

ARTICLE III

CAPITAL CONTRIBUTIONS

3.1 Unitholders.

(a) Capital Contributions; Schedule of Unitholders. Each Unitholder named on the Schedule of Unitholders attached hereto has made Capital Contributions to the Company as set forth on the Schedule of Unitholders in exchange for the Units specified thereon. Any reference in this Agreement to the Schedule of Unitholders shall be deemed a reference to the Schedule of Unitholders as amended and in effect from time to time. The Company may (but need not) issue certificates representing the Units (such Units then being “Certificated Units”). The Company may issue fractional Units. The ownership by a Member of Units shall entitle such Member to allocations of Profits and Losses and Distributions of cash and other property as set forth in Article IV.

(b) Issuance of Additional Units. The Board shall have the right, subject to approval of the Board of Directors of the Public Offering Entity, to authorize and cause the Company to create and/or issue additional Units or other Equity Securities, in which event, the Board shall have the power to amend this Agreement and/or the Schedule of Unitholders to reflect such additional issuances and dilution and to make any such other amendments as it deems necessary or desirable to reflect such additional issuances (including amending this Agreement to create and authorize a new class, group or series of Equity Securities and to add the terms of such new class, group or series, including economic and governance rights which may be different from, senior to or more favorable than the other existing Equity Securities), in each case without the approval or consent of any other Person, other than the Board of Directors of the Public Offering Entity. Any Person who acquires Equity Securities may be admitted to the Company as a Member pursuant to the terms of Section 10.2. In connection with any issuance of Equity Securities, the Person who acquires such Equity Securities shall execute a counterpart or acceptable joinder to this Agreement, accepting and agreeing to be bound by all terms and conditions hereof, and shall enter into such Equity Agreements and other documents, instruments and agreements to effect such purchase as are required by the Board. Each Person who acquires Equity Securities shall, in exchange for such Equity Securities, make a Capital Contribution to the Company in an amount to be determined by the Board in its sole discretion.

(c) Certain Representations and Warranties by Unitholders. By executing this Agreement (or, after the date hereof, any counterpart or joinder to this Agreement) and in connection with the issuance of Equity Securities to such Unitholder, each Unitholder represents and warrants to the Company as follows:

(i) Such Unitholder has, in the case of an entity, all of the necessary corporate or other entity power and authority, or, in the case of an individual, the legal capacity, to execute and deliver this Agreement and each of the other agreements contemplated hereby to be executed by such Unitholder, and to perform its obligations hereunder and thereunder.

(ii) The Equity Securities being acquired by such Unitholder pursuant to this Agreement or otherwise will be acquired for such Unitholder’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act or any applicable state securities laws, and such Equity Securities will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

(iii) Such Unitholder is an “accredited investor” as such term is defined under the Securities Act and the rules and regulations promulgated thereunder and/or such Unitholder has such knowledge and experience in financial, tax and business matters as to enable such Member to evaluate the merits and risks of such Unitholder’s investment in the Company and to make an informed investment decision with respect thereto.

(iv) Such Unitholder has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of such Equity Securities and has had full access to such other information concerning any Group Company as he, she or it has requested.

(v) Such Unitholder is able to bear the economic risk of his, her or its investment in the Equity Securities for an indefinite period of time because the Equity Securities have not been registered under the Securities Act or applicable state securities laws and are subject to substantial restrictions on Transfer set forth herein and, therefore, cannot be sold unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available and in compliance with such restrictions on Transfer.

(vi) Such Unitholder has received and carefully read a copy of this Agreement. This Agreement and each of the other agreements contemplated hereby to be executed by such Unitholder (including any Equity Agreement) constitute the legal, valid and binding obligation of such Unitholder, enforceable in accordance with their terms (subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general equity principles), and the execution, delivery and performance of this Agreement and such other agreements do not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which such Unitholder is a party or any judgment, order or decree to which such Unitholder is subject or create any conflict of interest with any Group Company, or any of their respective Affiliates, or any of their present or former customers or other business relations.

(vii) Such Unitholder is a resident of the state, or has its principal place of business in the state, set forth under his, her or its name on the Schedule of Unitholders.

(viii) Such Unitholder has not committed any act, or been the subject of any claim, demand, action or proceeding that could threaten, impair or result in the revocation of any Group Company’s state mortgage lending licenses (or those of any of its Subsidiaries).

(ix) Such Unitholder has been given the opportunity to consult with independent legal counsel regarding his, her or its rights and obligations under this Agreement and has consulted with such independent legal counsel regarding the foregoing (or, after carefully reviewing this Agreement, has freely decided not to consult with independent legal counsel), fully understands the terms and conditions contained herein and therein and intends for such terms to be binding upon and enforceable against him, her or it.

(d) Maintenance of Capital Accounts. The Company shall maintain a separate Capital Account for each Unitholder according to the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). In accordance with such Treasury Regulations, the Capital Account of each Unitholder shall equal, as of the date hereof, the Capital Contributions made by such Unitholder as of the date hereof as reflected on the Schedule of Unitholders. For this purpose, the Company may, in the Board’s discretion, upon the occurrence of the events specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such regulation and Treasury Regulation Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of Company property and shall adjust them as provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(s).

Without limiting the foregoing, each Unitholder’s Capital Account shall be adjusted:

(i) by adding any additional Capital Contributions made by such Unitholder in consideration for the issuance of Units;

(ii) by deducting any amounts paid to such Unitholder in connection with the redemption or other repurchase by the Company of Units;

(iii) by adding Profits allocated in favor of such Unitholder and subtracting any Losses of deduction and allocated in favor of such Unitholder; and

(iv) by deducting any Distributions paid in cash or other assets to such Unitholder by the Company.

(e) Computation of Income, Gain, Loss and Deduction Items. For purposes of computing the amount of any item of Company income, gain, loss or deduction to be allocated pursuant to Article IV and to be reflected in the Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided, that:

(i) The computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(1)(B) or Code Section 705(a)(2)(B) and Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes.

(ii) If the Book Value of any Company property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e), (f) or (s), then the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.

(iii) Items of income, gain, loss or deduction attributable to the disposition of Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.

(iv) Items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

(v) To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

(vi) Items of income, gain, loss and deduction allocated pursuant to Section 4.3 shall be excluded.

3.2 Negative Capital Accounts. No Unitholder shall be required to pay to any other Unitholder or the Company any deficit or negative balance that may exist from time to time in such Unitholder’s Capital Account (including upon and after dissolution of the Company).

3.3 No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contributions or Capital Account or to receive any Distribution from the Company, except as expressly provided herein.

3.4 Loans From Unitholders. Loans by Unitholders to the Company shall not be considered Capital Contributions. If (with the consent of the Board) any Unitholder loans funds to the Company, then the making of such loan shall not result in any increase in the amount of the Capital Account of such Unitholder. The amount of any such loan shall be a debt of the Company to such Unitholder and shall be payable or collectible in accordance with the terms and conditions upon which such loan is made.

3.5 Distributions In-Kind. To the extent that the Company distributes property in-kind to the Members, the Company shall be treated as making a Distribution equal to the Fair Market Value of such property for purposes of Section 4.1 and such property shall be treated as if it were sold for an amount equal to its Fair Market Value and any resulting gain or loss shall be allocated to the Members’ Capital Accounts in accordance with Sections 4.2 through 4.4. Any Distribution of property-in kind shall be made to each Member in proportion to the number of Units held by each Unitholder, as determined by the Board in good faith.

3.6 Transfer of Capital Accounts. The original Capital Account established for each Substituted Member shall be in the same amount as the Capital Account of the Member (or portion thereof) to which such Substituted Member succeeds, at the time such Substituted Member is admitted to the Company. The Capital Account of any Member whose interest in the Company shall be increased or decreased by means of the Transfer to it of all or part of the Units of another Member shall be appropriately adjusted to reflect such transfer or repurchase. Any reference in this Agreement to a Capital Contribution of or Distribution to a Member that has succeeded any other Member shall include any Capital Contributions or Distributions previously made by or to the former Member on account of the Units of such former Member transferred to such Member.

ARTICLE IV

DISTRIBUTIONS, ALLOCATIONS AND REDEMPTIONS

4.1 Distributions.

(a) Tax Distributions. So long as the Company is treated as a partnership for federal income tax purposes, to the extent that funds of the Company are or may be available for distribution by the Company without violation of applicable law or Warehouse Facilities to which the Company is subject, in each Taxable Year, the Board shall cause the Company to make Distributions to each Unitholder in an amount of cash (each, a “Tax Distribution”) that equals (x) + (y), where (x) equals (i) the amount of taxable income allocable by the Company to such Unitholder in respect of such Taxable Year (excluding the effects of any adjustments under Section 734(b) or Section 743(b) of the Code), and net of taxable losses allocated by the Company to the Unitholder in respect of prior Taxable Years beginning on or after February 1, 2021 and not previously taken into account under this clause to the extent that such loss would be available under the Code to offset income of the Unitholder (or, as appropriate, the direct or indirect partners, members or shareholders of the Unitholder) determined as if income and loss from the Company was the only income and loss of the Unitholder (or, as appropriate, the direct or indirect partners, members or shareholders of the Unitholders) in such Taxable Year and all prior Taxable Years beginning on or after February 1, 2021), multiplied by (ii) the applicable Assumed Tax Rate, and (y) equals the Unsatisfied Tax Distribution Entitlement with respect to the Unitholder determined as of the end of the immediately preceding Taxable Year (for the avoidance of doubt, the value of (y) may be negative if the Tax Distributions in an earlier year exceeded the amount described in (x) for such earlier year). The Tax Distributions required to be made pursuant to the previous sentence shall be made at least quarterly and shall be made no later than April 1, June 1, September 1 and December 1 of each calendar year unless otherwise determined by the Board. The portion of the Tax Distributions for a Taxable Year paid out to a Unitholder on any Tax Distribution payment date shall be a portion of the total Tax Distributions for such Taxable Year that is at least equal to such Unitholder’s next estimated income tax payment required solely as a result of such Unitholder’s ownership of Units. For the avoidance of doubt, following the filing of the Company’s Schedule K-1 for a Taxable Year, each Unitholder’s Unsatisfied Tax Distribution Entitlement (including for the year with respect to which the Schedule K-1 was filed) shall be revised to reflect the difference, if any, between the cumulative amount of Tax Distributions actually made to such Unitholder for the Taxable Year to which such Schedule K-1 relates and the amount described in the first sentence of this Section 4.1(a) for such year. To the extent that a Unitholder otherwise would be entitled to receive less than its pro rata share (based on the number of Class A Common Units held by such Unitholder) of the aggregate Tax Distributions to be paid pursuant to this Section 4.1(a) on any given date, the Tax Distributions to such Member shall be increased to ensure that all Distributions made pursuant to this Section 4.1(a) are made pro rata to the Unitholders in accordance with the Unitholders’ respective pro rata share of the total Tax Distributions paid (based on the number of Class A Common Units held by each Unitholder). For any Taxable Year with respect to which the amount of Tax Distributions payable to the Public Offering Entity pursuant to this Section 4.1(a) results in an increase to the Excess Tax Distribution Amount, the amount of such increase (the “Incremental Excess Tax Distribution Amount”) shall be treated in accordance with Exhibit A attached hereto.

(b) Other Distributions. Subject to Section 4.1(a), the Board may (but shall not be obligated to), with the consent of the Board of Directors of the Public Offering Entity, cause the Company to make Current Distributions or Liquidating Distributions at any time or from time to time. Each Current Distribution and Liquidating Distribution shall be made to the holders of Class A Common Units (ratably among such holders based on the number of such Units held by each such holder immediately prior to the Distribution). For the avoidance of doubt, (X) Current Distributions and Liquidating Distributions under this Section 4.1(b) shall exclude any fees or remuneration paid to any holder pursuant to Employment Agreements or otherwise in the form of compensation to a provider of services to a Group Company; and (Y) if property (i.e., other than cash, cash equivalents or Marketable Securities) is distributed or paid subject to contingencies or restrictions that affect its Fair Market Value (e.g., non-publicly traded stock, publicly traded stock subject to long term restrictions or limitations or a right to receive future consideration pursuant to an earn out), then such distribution or payment shall not be considered a Current Distribution or Liquidating Distribution under this Section 4.1(b) until the (1) earlier of the date such Distributed property is first sold by such holder in a bona fide Third Party transaction for cash, cash equivalents or Marketable Securities (and such Fair Market Value shall be determined as of such time), (2) the date such contingencies or restrictions lapse and such property is immediately saleable for cash, or (3) the date determined by the Board.

(c) Exceptions. Notwithstanding anything to the contrary in this Section 4.1, neither the Company nor the Board shall be obligated to make any Distribution if Section 18-607 of the Delaware Act (or, if such Delaware Act is amended, any successor provision) prevents the Company from making such Distribution.

4.2 Allocations. Except as otherwise provided in Sections 4.3 and 4.5, Profits and Losses for each Fiscal Year shall be allocated among the Unitholders in proportion to the number of Units held by each such Unitholder. For purposes of allocating all Profits and Losses, pursuant to this Section 4.2 (and any allocations made pursuant to Sections 4.3 and 4.4, to the extent applicable), all outstanding Class A Common Units shall be treated as vested; provided, that in the event that a Unitholder’s unvested Class A Common Units are forfeited or repurchased, Forfeiture Allocations as described in Section 4.3(g) will be made.

4.3 Special Allocations. The following special allocations shall be applied prior to any allocations under Section 4.2.

(a) Unitholder Nonrecourse Debt Minimum Gain Chargeback. Losses attributable to partner nonrecourse debt (as defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). If there is a net decrease during a Taxable Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)), then Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) shall be allocated to the Unitholders in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(i)(4). This Section 4.3(a) is intended to be a “partner nonrecourse debt minimum gain chargeback” provision that complies with the requirements of Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted in a manner consistent therewith.

(b) Minimum Gain Chargeback. Except as otherwise provided in Section 4.3(a), if there is a net decrease in the Minimum Gain during any Taxable Year, then each Unitholder shall be allocated Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(f). This Section 4.3(b) is intended to be a Minimum Gain chargeback provision that complies with the requirements of Treasury Regulation Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.

(c) Qualified Income Offset. If any Unitholder that unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has a negative Adjusted Capital Account Balance as of the end of any Taxable Year, computed after the application of Sections 4.3(a) and 4.3(b) but before the application of any other provision of this Article IV, then Profits for such Taxable Year shall be allocated to such Unitholder in proportion to, and to the extent of, such negative Adjusted Capital Account Balance. This Section 4.3(c) is intended to be a qualified income offset provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(d) Nonrecourse Deductions. Nonrecourse deductions (as determined according to Treasury Regulation Section 1.704-2(b)(1)) for any Taxable Year shall be allocated among the Unitholders in proportion to the number of Units held by each Unitholder.

(e) Regulatory Allocations. The allocations set forth in Sections 4.3(a) through 4.3(d) (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Unitholders intend to allocate Profit and Loss of the Company or make Distributions. Accordingly, notwithstanding the other provisions of this Article IV, but subject to the Regulatory Allocations, income, gain, deduction, and loss shall be reallocated among the Unitholders so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Unitholders to be in the amounts (or as close thereto as possible) they would have been if Profit and Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Unitholders anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction and loss) among the Unitholders so that the net amount of the Regulatory Allocations and such special allocations to each such Unitholder is zero. In addition, if in any Taxable Year or portion thereof there is a decrease in partnership Minimum Gain, or in partner nonrecourse debt Minimum Gain, and application of the Minimum Gain chargeback requirements set forth in Section 4.3(a) or Section 4.3(b) would cause a distortion in the economic arrangement among the Unitholders, then the Unitholders may, if they do not expect that the Company will have sufficient other income to correct such distortion, request the Internal Revenue Service to waive either or both of such Minimum Gain chargeback requirements. If such request is granted, then this Agreement shall be applied in such instance as if it did not contain such Minimum Gain chargeback requirement.

(f) Company Loss Allocations. Company Losses shall not be allocated to a Member if such allocation of Losses would cause the Member to have a negative Adjusted Capital Account Balance. Company Losses that cannot be allocated to a Member shall be allocated to the other Members; provided, however, that if no Member may be allocated Company Losses due to the limitations of this Section 4.3(f), then Company Losses shall be allocated to all Members in accordance with their respective outstanding Units.

(g) Forfeiture Allocations. The parties hereto acknowledge that allocations like those described in Proposed Treasury Regulation Section 1.704-1(b)(4)(xii)(c) (“Forfeiture Allocations”) may result from the allocations of Profits provided for in this Agreement. For the avoidance of doubt, the Board is entitled to make Forfeiture Allocations and, once required by applicable final or temporary guidance, allocations of Profits and Losses will be made in accordance with Proposed Treasury Regulation Section 1.704-1(b)(4)(xii)(c) or any successor provision or guidance or any applicable Internal Revenue Service guidance with respect to safe harbor elections.

4.4 Offsetting Allocations. If, and to the extent that, any Member is deemed to recognize any item of income, gain, deduction or loss as a result of any transaction between such Member and the Company pursuant to Sections 83, 482, 483, 1272-1274 or 7872 of the Code or any similar provision now or hereafter in effect, then the Board shall use its reasonable best efforts to allocate any corresponding Profits or Losses to the Member who recognizes such item in order to reflect the Members’ economic interest in the Company.

4.5 Tax Allocations.

(a) Allocations Generally. The income, gains, losses, deductions and credits of the Company will be allocated for federal, state and local income tax purposes among the Unitholders in accordance with the allocation of such income, gains, losses, deductions and credits among the Unitholders for computing their Capital Accounts; provided, that if any such allocation is not permitted by the Code or other applicable law, then the Company’s subsequent income, gains, losses, deductions and credits will be allocated among the Unitholders so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts. The Company shall, to the extent necessary, effect the “corrective allocations” described in Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(4), and this Agreement shall be interpreted and applied in a manner consistent therewith.

(b) Code Section 704(c) Allocations. Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Unitholders in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to Company for federal income tax purposes and its Book Value. In addition, if the Book Value of any Company asset is adjusted pursuant to the requirements of Treasury Regulation Sections 1.704-1(b)(2)(iv)(e), (f) or (s), then subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c). The Company shall determine all allocations pursuant to this Section 4.5(b) using a method that is reasonable under Treasury Regulation Section 1.704-3(b).

(c) Allocation of Tax Credits, Tax Credit Recapture, Etc. Allocations of Tax credits, Tax credit recapture, and any items related thereto shall be allocated to the Unitholders according to their interests in such items as determined by the Board taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).

(d) Allocation of Certain Tax Items. Profits and Losses described in Section 3.1(e)(v) shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulation Sections 1.704-1(b)(2)(iv)(j), (k) and (m).

(e) Effect of Allocations. Allocations pursuant to Section 4.5(b) are solely for purposes of federal, state and local Taxes and shall not affect, or in any way be taken into account in computing, any Unitholder’s Capital Account or share of Profits and Losses, Distributions or other Company items pursuant to any provision of this Agreement.

4.6 Indemnification and Reimbursement for Payments on Behalf of a Unitholder. Except as otherwise provided in Section 6.1, if the Company is required by law to make any payment to a Governmental Entity that is specifically attributable to a Unitholder or a Unitholder’s status as such (including federal withholding taxes, state personal property taxes, and state unincorporated business taxes), then such Unitholder shall indemnify and contribute to the Company in full for the entire amount paid (including interest, penalties and related expenses); provided, however, that this Section 4.6 shall not apply to any such Taxes relating to amounts paid or payable by the Company with respect to compensation of or benefits provided to individuals who are Unitholders on the date hereof in connection with their employment by any Group Company. The Board may offset Distributions to which a Person is otherwise entitled under this Agreement against such Person’s obligation to indemnify the Company under this Section 4.6. A Unitholder’s obligation to indemnify and make contributions to the Company under this Section 4.6 shall survive the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 4.6, the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Unitholder under this Section 4.6, including instituting a lawsuit to collect such indemnification and contribution, with interest calculated at a rate equal to the Base Rate plus three percent (3%) per annum (but not in excess of the highest rate per annum permitted by law), compounded on the last day of each Fiscal Period.

4.7 Compensation of a Unitholder for Services. If and to the extent that an individual who is a Unitholder as of the date hereof is treated or required to be treated as a partner for a Tax purpose with respect to compensation or benefits paid or payable or provided or required to be provided by the Company to or on behalf of a Unitholder (including salary, bonuses, health and welfare benefits, and other perquisites), then the Company shall pay (or allocate and make corresponding Distributions) to such Unitholder such that he or she is in the same after-Tax position as would have applied if such Unitholder were treated as an employee for such Tax purpose (and the other provisions of this Agreement regarding Distributions and allocations shall be applied after taking such payments (or allocations and corresponding Distributions) into account without increasing or decreasing the Distributions and allocations to which such holders would be entitled under this Agreement without regard to such compensation and benefits).

ARTICLE V

MANAGEMENT

5.1 Authority of Board.

(a) Sole Authority. Except for situations in which the approval of one or more of the Members is expressly and specifically required by the terms of this Agreement, (i) the Board shall conduct, direct and exercise full control over all activities of the Company (including all decisions relating to the issuance of additional Equity Securities and the voting and sale of, and the exercise of other rights with respect to, the equity securities of its Subsidiaries), (ii) all management powers over the business and affairs of the Company shall be exclusively vested in the Board, and (iii) the Board shall have the sole power to bind or take any action on behalf of the Company, or to exercise any rights and powers (including the rights and powers to take certain actions, give or withhold certain consents or approvals, or make certain determinations, opinions, judgments, or other decisions) granted to the Company under this Agreement or any other agreement, instrument, or other document to which the Company is a party.

(b) Certain Actions. Without limiting the generality of the foregoing:

(i) except as contemplated by Section 9.2, the Board shall have sole discretion and right to enter into any agreement regarding, and have sole authority to approve on behalf of the Company and each of the Members, a Change of Control or any merger, consolidation or other transaction involving the Company or any of its Subsidiaries; and

(ii) the Board shall have the right to determine the timing and amount of any equity investment in the Company and to effect amendments to this Agreement in order to effectuate such equity investments.

5.2 Composition of the Board.

(a) Number and Appointment. The Board shall initially consist of a number of Directors equal to the number of members of the Board of Directors of the Public Offering Entity, who shall be designated by the Public Offering Entity from time to time in its sole discretion.

(b) Term. Each Director appointed shall serve until a successor is appointed in accordance with the terms hereof or his or her earlier resignation, death or removal. Any Director will be removed from the Board, with or without Cause, at the written request of the Public Offering Entity and under no other circumstances. A Director may resign at any time upon written notice to the Company. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

(c) Vacancies. A vacancy in the Board because of resignation, death or removal of a Director will be filled by the Public Offering Entity pursuant to the terms of this Section 5.2. If the Persons entitled to fill a Board vacancy pursuant to this Section 5.2 fail to appoint a Director pursuant to the terms of this Section 5.2, then such position in the Board shall remain vacant until such Persons exercise their right to appoint a Director as provided hereunder. Newly created directorships resulting from any increase in the authorized number of Directors may be filled by the Board.

(d) Reimbursement. The Company shall reimburse all reasonable and necessary out-of-pocket costs and expenses incurred by each Director incurred in the course of their service hereunder, including in connection with attending regular and special meetings of the Board or any committee thereof.

(e) Compensation. Except as approved by the Board, no Director shall receive any compensation for serving in such capacity.

5.3 Board Actions; Meetings. Unless another percentage is set forth herein or required by applicable law, any determination or action required to be taken by the Board shall be taken by a majority of the Directors then in office (through meetings of the Board or written consents pursuant to this Section 5.3). A majority of the Directors shall constitute a quorum sufficient for conducting meetings and making decisions; provided, that in furtherance of the foregoing, all Directors shall work in good faith to make themselves available to attend meetings or to designate a proxy for such meetings in accordance with this Section 5.3. Regular meetings of the Board may be held on such date and at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called from time to time by any Director. Notice of each special meeting of the Board stating the date, place and time of such meeting shall be given to each Director by hand, telephone, telecopy, overnight courier, e-mail or the U.S. mail at least twenty-four (24) hours prior to any meeting of the Board. Notice may be waived before or after a meeting or by attendance without protest at such meeting. Any action to be taken by the Board may be taken at a meeting of the Board or by a written consent executed by the Directors having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting. Directors may participate in a meeting of the Board by means of telephone conference or similar communications equipment by which all Persons participating in the meeting can communicate with each other, and such participation in a meeting shall constitute presence in person at the meeting. Any Director unable to attend a meeting of the Board may designate another Director as his or her proxy. The Board may adopt such other procedures governing meetings and the conduct of business at such meetings as it shall deem appropriate.

5.4 Delegation of Authority. The Board may, from time to time, delegate to one or more Persons (including any Member and including through the creation and establishment of one or more other committees) such authority and duties as the Board may deem advisable. Any delegation pursuant to this Section 5.4 may be revoked at any time by the Board.

5.5 Purchase of Units. Subject to the other provisions of this Agreement, the Board may cause the Company to purchase or otherwise acquire Units; provided, that this provision shall not in and of itself obligate any Unitholder to sell any Units to the Company. So long as any such Units are owned by the Company, such Units will not be considered outstanding for any purpose.

5.6 Limitation of Liability.

(a) Waiver of Liability. Except as otherwise provided herein, including as provided in Section 5.6(c), or in any agreement entered into by such Person and any Group Company and to the maximum extent permitted by the Delaware Act, no present or former Director or officer nor any such Person’s Affiliates, employees, agents or representatives shall be liable to the Company or to any Member for any act or omission performed or omitted by such Person in his or her capacity as Director or officer; provided, that except as otherwise provided herein, such limitation of liability shall not apply to the extent that the act or omission was attributable to such Person’s willful misconduct or knowing violation of law as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected). Each Director and officer shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by such Person in good faith reliance on such advice shall in no event subject such Person or any of such Person’s Affiliates, employees, agents or representatives to liability to the Company or any Member.

(b) Board Discretion. Whenever in this Agreement or any other agreement contemplated herein the Board is permitted or required to take any action or to make a decision or determination, the Board shall take such action or make such decision or determination in its sole discretion, unless another standard is expressly set forth herein or therein. Whenever in this Agreement or any other agreement contemplated herein the Board is permitted or required to take any action or to make a decision or determination in its “sole discretion” or “discretion”, with “complete discretion” or under a grant of similar authority or latitude, each Director shall be entitled to consider such interests and factors as such Director desires (including the interests of such Director’s Affiliates or employers as Unitholders).

(c) Fiduciary Duties. To the maximum extent permitted by applicable law, each Director, in their capacity as Director, shall owe substantially the same fiduciary duties to the Members of the Company as if the Company were a corporation organized under and subject to the DGCL, and such Director was a director under the DGCL and the Members were stockholders under the DGCL.

(d) Effect on Other Agreements. This Section 5.6 shall not in any way affect, limit or modify any Person’s liabilities or obligations under any Employment Agreement, consulting agreement, management services agreement, confidentiality agreement, noncompete agreement, nonsolicit agreement or any similar agreement with any Group Company.

5.7 Officers.

(a) Officers Generally. The Board may, from time to time, employ and retain Persons as may be necessary or appropriate for the conduct of the Company’s business, including employees, agents and other Persons (any of whom may be a Member) who may be designated as officers of the Company, with titles including but not limited to “chief executive officer”, “chairman”, “president”, “vice president”, “treasurer”, “secretary”, “assistant secretary”, “director” and “chief financial officer”, as and to the extent authorized by the Board. Any number of offices may be held by the same person. In its discretion, the Board may choose not to fill any office for any period as it may deem advisable. Officers need not be residents of the State of Delaware or Members. Any officers so designated shall have such authority and perform such duties as the Board may, from time to time, delegate to them; provided, that in the absence of an express delegation of authority and duties, such persons shall have the authority and duties normally associated with such offices in respect of corporations formed pursuant to the laws of the State of Delaware. Notwithstanding the foregoing, no officer shall have the authority to approve any actions of any Subsidiary of the Company that requires the approval of the Company in its capacity as a shareholder of such Subsidiary without the express authorization of the Board. The Board may assign titles to particular officers. Each officer shall hold office until his successor shall be duly designated qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. The salaries or other compensation, if any, of the officers of the Company shall be fixed from time to time by the Board.

(b) Officer Resignation. Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Board or any Director. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the Board in its sole discretion; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the individual so removed. Designation of an officer shall not of itself create contractual or employment rights. Any vacancy occurring in any office of the Company may be filled by the Board.

ARTICLE VI

RIGHTS AND OBLIGATIONS OF UNITHOLDERS AND MEMBERS

6.1 Limitation of Liability. Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Unitholder, Member or Director shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Unitholder or acting as a Member or Director of the Company. A Unitholder’s liability (in its capacity as such) for debts, liabilities and losses of the Company shall be limited to such Unitholder’s share of the Company’s assets; provided, that a Unitholder shall be required to return to the Company any Distribution made to it in clear and manifest accounting or similar error. The immediately preceding sentence shall constitute a compromise to which all Unitholders have consented within the meaning of the Delaware Act. Notwithstanding anything herein to the contrary, except as required by applicable law, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Unitholders, Members or Directors for liabilities of the Company.

6.2 Lack of Authority. No Unitholder or Member, in its capacity as such, has the authority or power to act for or on behalf of the Company in any manner or way, to bind the Company, or do any act that would be (or could be construed as) binding on the Company, in any manner or way, or to make any expenditures on behalf of the Company, unless such specific authority has been expressly granted to and not revoked from such Member by the Board, and the Unitholders and Members hereby consent to the exercise by the Board of the powers conferred on it by law and this Agreement.

6.3 No Right of Partition. No Unitholder or Member shall have the right to seek or obtain partition by court decree or operation of law of any the Company property, or the right to own or use particular or individual assets of the Company.

6.4 Indemnification.

(a) Indemnity in Third-Party Proceedings. Subject to Section 4.6, the Company hereby agrees to indemnify and hold harmless any Person (each, an “Indemnified Person”) to the fullest extent permitted under the Delaware Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment), against all Expenses and Liabilities reasonably incurred or suffered by such Person (or one or more of such Person’s Affiliates) in connection with or as a consequence of any Proceeding (other than any Proceeding brought by or in the right of the Company to procure a judgment in its favor, which shall be governed by the provisions set forth in Section 6.4(b)), or any claim, issue or matter therein, by reason of the fact that such Person is or was a Unitholder or Member (including, without limitation, M6 LLC, M7 LLC and M8 LLC) or is or was serving as a Representative of any Group Company or is or was serving at the request of any Group Company as a Representative of another corporation, partnership, joint venture, limited liability company, trust or other enterprise (including, without limitation, M6 LLC, M7 LLC and M8 LLC) so long as such Indemnified Person acted in good faith and in a manner he/she reasonably believed to be in, or not opposed to, the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that his/her conduct was unlawful. For the avoidance of doubt, a finding, admission or stipulation that an Indemnified Person has acted with gross negligence or recklessness shall not, of itself, create a presumption that such Indemnified Person has failed to meet the standard or conduct required for indemnification in this Section 6.4. For the avoidance of doubt, “Indemnified Persons” shall include the current and former manager of each of M6 LLC, M7 LLC and M8 LLC.

(b) Indemnity in Proceedings by or in the Right of the Company. Subject to Section 4.6, the Company shall indemnify and hold harmless each Indemnified Person, to the fullest extent permitted by the Delaware Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment), from and against all Liabilities and Expenses suffered or incurred by such Indemnified Person or on such Indemnified Person’s behalf in connection with or as a consequence of any Proceeding brought by or in the right of the Company to procure a judgment in its favor, or any claim, issue or matter therein, if such Indemnified Person acted in good faith and in a manner he/she reasonably believed to be in, or not opposed, to the best interests of the Company. No indemnification for Liabilities and Expenses shall be made under this Section 6.4(b) in respect of any claim, issue or matter as to which such Indemnified Person shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court of Chancery or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such Indemnified Person is fairly and reasonably entitled to indemnification. For the avoidance of doubt, a finding, admission or stipulation that an Indemnified Person has acted with gross negligence or recklessness shall not, of itself, create a presumption that such Indemnified Person has failed to meet the standard or conduct required for indemnification in this Section 6.4(b).

(c) Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Without limiting the rights of any Indemnified Person under any other provision hereof, to the extent that (i) such Indemnified Person is a party to (or a participant in) any Proceeding, (ii) the Company is not permitted by applicable law to indemnify such Indemnified Person with respect to any claim brought in such Proceeding if such claim is asserted successfully against such Indemnified Person, and (iii) such Indemnified Person is not wholly successful in such Proceeding, but is successful, on the merits or otherwise (including, without limitation, settlement thereof), as to one or more but less than all claims, issues or matters in such Proceeding, then the Company shall indemnify such Indemnified Person, to the fullest extent permitted by applicable law, against all Liabilities and Expenses actually and reasonably incurred by such Indemnified Person or on such Indemnified Person’s behalf, in connection with or as a consequence of each successfully resolved claim, issue or matter. For purposes of this Section 6.4(c) and without limitation, the termination of any claim, issue or matter in such a Proceeding by settlement, entry of a plea of nolo contendere or by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

(d) Indemnification for Expenses of a Witness. To the extent that an Indemnified Person is, by reason of such Indemnified Person’s status as a Representative of the Company or any of its Affiliates, a witness in any Proceeding to which such Indemnified Person is not a party, such Indemnified Person shall be indemnified to the fullest extent permitted by applicable law against all Liabilities and Expenses suffered or incurred by him/her or on his/her behalf in connection therewith

(e) Additional Indemnification. Notwithstanding any limitation in Sections 6.4(a), 6.4(b) or 6.4(c), the Company shall indemnify each Indemnified Person to the fullest extent permitted by applicable law if such Indemnified Person is a party to, or threatened to be made a party to, any Proceeding (including, without limitation, a Proceeding by or in the right of the Company to procure a judgment in its favor), against all Liabilities and Expenses suffered or incurred by such Indemnified Person in connection with such Proceeding: (i) to the fullest extent permitted by the provision of the Delaware Act that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to, or replacement of, the Delaware Act (but, in the case of any such amendment or replacement, only to the extent that such amendment or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment), and (ii) to the fullest extent authorized or permitted by any amendments to, or replacements of, the Delaware Act adopted after the date of this Agreement that increase the extent to which a limited liability may indemnify its officers, directors and managers.

(f) Exclusions. Notwithstanding any provision in this Agreement to the contrary, the Company shall not be obligated under this Agreement to make any indemnity in connection with any Proceeding (or any part of any Proceeding):

(i) for which payment has actually been made to or on behalf of such Indemnified Person under any statute, insurance policy procured by the Company, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(ii) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act or similar provisions of federal, state or local statutory law or common law, if such Indemnified Person is held liable therefor (including pursuant to any settlement arrangements to which such Indemnified Person has consented);

(iii) for any reimbursement of the Company by such Indemnified Person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such Indemnified Person from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 or Section 954 of the Dodd–Frank Wall Street Reform and Consumer Protection Act, or the payment to the Company of profits arising from the purchase and sale by such Indemnified Person of securities in violation of Section 306 of the Sarbanes-Oxley Act of 2002), if such Indemnified Person is held liable therefor (including pursuant to any settlement arrangements to which such Indemnified Person has consented);

(iv) initiated by such Indemnified Person, including any Proceeding (or any part of any Proceeding) initiated by such Indemnified Person against the Company or its directors, officers, employees, agents or other indemnitees (not by way of defense), unless (A) the Board authorized the Proceeding (or the relevant part of the Proceeding), (B) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, (C) with respect to proceedings brought to establish or enforce a right to indemnification or advancement under this Agreement or under any other agreement or applicable law, or (D) otherwise required by applicable law; or

(v) if a court of competent jurisdiction determines that such indemnification is prohibited by applicable law in a final judgment from which there is no further right of appeal.

(g) Advancement of Expenses. The Company shall advance, to the fullest extent permitted by law, Expenses incurred by an Indemnified Person in connection with any Proceeding, and such advancement shall be made within ten (10) days after the receipt by the Company of a statement or statements requesting such advances from time to time (which shall include invoices received by such Indemnified Person in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause such Indemnified Person to waive any privilege accorded by applicable law shall not be included with the invoice), whether prior to, or after, final disposition of any Proceeding (including any appeal). Advances shall be unsecured and interest free. Advances shall be made without regard to such Indemnified Person’s ability to repay Expenses and without regard to such Indemnified Person’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all Expenses incurred pursuing an action to enforce this right of advancement, including, without limitation, Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Each Indemnified Person shall undertake to repay the advance to the extent that it is ultimately determined that such Indemnified Person is not entitled to be indemnified by the Company. To obtain indemnification, an Indemnified Person shall submit to the Company a written request, including therein documentation and information as is reasonably available to such Indemnified Person and is reasonably necessary to determine whether and to what extent such Indemnified Person is entitled to indemnification, and shall request payment thereof. The Company shall (i) pay Expenses on behalf of such Indemnified Person, (ii) advance to such Indemnified Person funds in an amount sufficient to pay such Expense, or (iii) reimburse such Indemnified Person for such Expenses.

(h) Nonexclusivity of Rights. The right to indemnification conferred in this Section 6.4 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, agreement, law, vote of the Board or otherwise. In addition, the Company hereby acknowledges that certain directors and officers affiliated with the Public Offering Entity may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Public Offering Entity or certain of its Affiliates (collectively, the “Investor Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to the Indemnified Person are primary and any obligation of the Investor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Indemnified Person are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by the Indemnified Person in accordance with this Section 6.4 without regard to any rights the Indemnified Person may have against the Investor Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Investor Indemnitors from any and all claims against the Investor Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Investor Indemnitors on behalf of the Indemnified Person with respect to any claim for which the Indemnified Person has sought indemnification from the Company shall affect the foregoing and the Investor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Indemnified Person against the Company.

(i) Insurance. The Company may maintain insurance, at its expense, to protect any Indemnified Person against any expense, liability or loss described in this Section 6.4 whether or not the Company would have the power to indemnify such Indemnified Person against such Expense or Liability under the provisions of this Section 6.4.

(j) Limitation. Notwithstanding anything herein to the contrary (including in this Section 6.4), any indemnity by the Company relating to the matters covered in this Section 6.4 shall be provided out of and to the extent of Company assets only, and no Unitholder (unless such Unitholder otherwise agrees in writing or is found in a final decision by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company (except as expressly provided herein).

(k) Savings Clause. If this Section 6.4 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 6.4 to the fullest extent permitted by any applicable portion of this Section 6.4 that shall not have been invalidated and to the fullest extent permitted by applicable law.

6.5 Members Right to Act. Except as expressly provided in this Agreement or by non-waivable provisions of the Delaware Act, the Unitholders shall not have any voting or consent rights under this Agreement or the Delaware Act with respect to the Units held by such Person, including with respect to any matters to be decided by the Company or any other governance matters described in this Agreement, and each Unitholder, by its acceptance of Units, expressly waives any consent or voting rights (except to the extent expressly provided in this Agreement) or other rights to participate in the governance of the Company, whether such rights may be provided under the Delaware Act or otherwise. Except as expressly provided in this Agreement or non-waivable provisions of the Delaware Act, on all matters (if any) submitted to the Members for a vote, the Public Offering Entity shall be entitled to one (1) vote per Class A Common Unit held by such holder, and all other holders of Class A Common Units shall be entitled to vote only to the extent described in this Agreement, including as described in Section 14.2. The actions by the Members permitted hereunder may be taken at a meeting called by the Board or by Members holding a majority of the Units entitled to vote or consent on the matter on at least twenty-four (24) hours’ prior written notice to the other Members entitled to vote or consent thereon, which notice shall state the purpose or purposes for which such meeting is being called. Each Member entitled to vote shall be allowed to participate in any such meeting of the Members by means of telephone. The actions taken by the Members entitled to vote or consent at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), the Members entitled to vote or consent as to whom it was improperly held appears at such meeting without protest, or either before, at or after the meeting, signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The actions by the Members entitled to vote or consent may be taken by vote of the Members entitled to vote or consent at a meeting or by written consent (without a meeting and without a vote) so long as such consent is signed by the Members having not less than the minimum number of Units that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted. Prompt notice of the action so taken without a meeting shall be given to those Members entitled to vote or consent who have not consented in writing. Any action taken pursuant to such written consent of the Members shall have the same force and effect as if taken by the Members at a meeting thereof.

6.6 Investment Opportunities and Conflicts of Interest.

(a) The Public Offering Entity and its Affiliates (other than any Group Company) and each of their respective stockholders, directors, officers, controlling Persons, partners, members and employees (each, an “Investor”) may have business interests and engage in business activities in addition to those relating to any Group Company. Neither the Company nor any Member or Unitholder shall have any rights by virtue of this Agreement in any business ventures of any such Investor and the involvement by any Investor in such business ventures shall not constitute a conflict of interest by such Persons with respect to any Group Company or Unitholder.

(b) During the Restricted Period, each Management Investor shall bring all investment or business opportunities to the Company that such Person reasonably believes fit all of the following criteria: (i) are a Restricted Business or within any other active line of business of any Group Company and (ii) any Group Company would reasonably be expected to have an interest or expectancy in (i.e., the opportunity would further an established business policy or goal of any Group Company). During the Restricted Period, or such lesser period to the maximum extent provided by applicable law, no Management Investor shall, directly or indirectly, or on behalf of any other Person (whether directly or indirectly, as owner, principal, agent, stockholder, director, officer, manager, employee, partner, participant, or in any other capacity), in the Restricted Territory, engage in a Restricted Business or any other business relating to or competing with any business then actively conducted by any Group Company; provided, however, that beneficial ownership of not more than five percent (5%) of the securities of an entity traded on a national securities exchange or national trading market shall not constitute competition that is prohibited by this Section 6.6. Notwithstanding anything to the contrary in this Section 6.6, no Management Investor shall be deemed to have violated this Section 6.6 by virtue of such Person’s ownership interest in, or participation in, entities disclosed in such Person’s Employment Agreement. Notwithstanding anything to the contrary herein, if at any time all Group Companies are no longer active in any particular business or any portion thereof (or, in the case of Hsieh, to the extent that such business no longer constitutes a Core Business), then this Section 6.6(b) shall, effective thirty (30) days following such time, no longer be applicable to any Management Investor with respect to such particular business or portion thereof that the Group Companies are no longer active in (but, for the avoidance of doubt, will still be bound by this provision with respect to any other business then actively conducted by any Group Company). The duties and obligations of a Management Investor provided by this Section 6.6(b) shall be strictly in addition to (and shall in no way limit or otherwise modify) any duties or obligations regarding non-competition, non-solicitation, no-hire, non-disparagement, business or investment opportunities or other similar duties or obligations applicable to such Management Investor and set forth in any Equity Agreement or Employment Agreement that is in effect as of the Original Date or any time thereafter.

6.7 Interested Transactions. The Board may cause any Group Company to enter into any contracts or transactions with the Investors, the other Members and their respective Affiliates as the Board may determine in its sole discretion and no member of the Board shall be deemed to have breached any fiduciary duty, duty of loyalty or other duty to the Company, the Unitholders or any other Person with respect to any action or inaction in connection with or relating to any such transaction.

6.8 Confidentiality. Each Unitholder recognizes and acknowledges that it has and may in the future receive certain Confidential Information. Each Unitholder, on behalf of itself and, to the extent that such Unitholder would be responsible for the acts of the following Persons under principles of agency law, its directors, officers, shareholders, partners, employees, agents and members, agrees that it will not, during or after the term of this Agreement, whether directly or indirectly through an Affiliate or otherwise, disclose Confidential Information to any Person for any reason or purpose whatsoever, except (a) to authorized directors, officers, representatives, agents and employees of any Group Company and as otherwise may be proper in the course of performing such Unitholder’s obligations, or enforcing such Unitholder’s rights, under this Agreement and the agreements expressly contemplated hereby; or (b) as is required to be disclosed by order of a Governmental Entity, or by subpoena, summons or legal process, or by law, rule or regulation; provided, that to the extent permitted by law, the Unitholder required to make such disclosure shall provide to the Board prompt notice of such disclosure. For purposes of this Section 6.8, Confidential Information shall not include any information that was or has become generally available to the public other than as a result of disclosure by any Group Company to the public. Nothing in this Section 6.8 shall in any way limit or otherwise modify any confidentiality covenants entered into between any Unitholder and any Group Company. Notwithstanding anything to the contrary in this Section 6.8, the Public Offering Entity may disclose any Confidential Information pursuant to any disclosure obligation under any applicable law or stock exchange rule with no obligation to provide written notice to the Company or any other Member to whom such Confidential Information relates.

ARTICLE VII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

7.1 Records and Accounting. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 7.2 or pursuant to applicable laws. All matters concerning (a) the determination of the relative amount of allocations and Distributions among the Unitholders pursuant to Article III and Article IV and (b) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Board, whose determination shall be final and conclusive as to all of the Unitholders absent manifest error.

7.2 Tax Reports. The Company shall use commercially reasonable efforts to deliver or cause to be delivered, within one hundred twenty (120) days after the end of each Fiscal Year, to each Person who was a Unitholder at any time during such Fiscal Year all information necessary for the preparation of such Person’s United States federal and state income tax returns. Except as otherwise provided in this Agreement, only holders of Class A Common Units who are not employed by, providing services to or otherwise partnered with any Person that is or is reasonably likely to become competitive with any Group Company shall be entitled to inspect, review, obtain or receive any information about the Group Companies under Section 18-305 of the Delaware Act, under this Agreement or otherwise, other than as set forth in this Section 7.2 and Section 8.2.

7.3 Transmission of Communications. Each Person that owns or controls Units on behalf of, or for the benefit of, another Person or Persons shall be responsible for conveying any report, notice or other communication received from the Company to such other Person or Persons.

ARTICLE VIII

TAX MATTERS

8.1 Preparation of Tax Returns. The Company shall arrange for the preparation and timely filing of all Tax returns required to be filed by the Company.

8.2 Tax Elections. The Taxable Year shall be the Fiscal Year unless the Board shall determine otherwise and, in any event, shall be as permitted or required by the Code. The Board shall determine whether to make or revoke any available election pursuant to the Code, except as otherwise provided herein. Each Unitholder will upon request supply any information necessary to give proper effect to such election.

8.3 Tax Controversies.

(a) Any Member from time to time designated by the Board (with such Member’s consent) shall be the Partnership Representative, and shall be authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by Tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services reasonably incurred in connection therewith. The Partnership Representative shall appoint a “designated individual” in accordance with the requirements of Proposed Treasury Regulation Section 301.6223-1(b), as applicable. Each Unitholder agrees to cooperate with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings. The Partnership Representative shall keep the Board informed on a current basis with respect to the status of all such examinations and proceedings, and the Partnership Representative as such shall not, without the prior approval of the Board, (i) commence any judicial proceeding (including a petition in the United States Tax Court or corresponding administrative body of a state, local or foreign jurisdiction), (ii) settle or consent to a final determination (within the meaning of Section 1313(a) of the Code and any corresponding state, local or foreign Tax law) with respect to Taxes, (iii) consent to an extension of, or waive, any statute of limitations for the assessment of any Tax, or (iv) take any other action binding on the Company or its Members that could reasonably be expected to have a material adverse effect on the Company or any Member or its constituents.

(b) Subject to Section 4.5 hereof, but notwithstanding any other provision to the contrary in this Agreement, (i) with respect to any “imputed underpayment” pertaining to the Company within the meaning of Section 6225 of the Code, the Partnership Representative shall make a timely election under Section 6226(a) of the Code, and (ii) each Unitholder shall be liable for and, promptly upon demand by the Partnership Representative, pay to the Company such Unitholder’s share of any imputed underpayment of tax imposed on Unitholders in their capacities as such and any interest and penalties relating thereto imposed on the Company as a result of any partnership adjustment or other proceeding with substantially similar effect under the Partnership Tax Audit Rules; for the avoidance of doubt, the immediately preceding clause (ii) applies only to U.S. federal income taxes and related interest and penalties imposed under the Partnership Tax Audit Rules and state and local income taxes and related interest and penalties imposed under state and local tax laws or regulations that conform to or operate in substantially the same manner as the Partnership Tax Audit Rules with respect to any imputed underpayment and related interest and penalties.

(c) Promptly following the written request of the Partnership Representative, the Company shall, to the fullest extent permitted by law, reimburse and indemnify the Partnership Representative for all reasonable expenses, including reasonable legal and accounting fees, claims, liabilities, losses and damages incurred by the Partnership Representative in connection with any administrative or judicial proceeding (i) with respect to the Tax liability of the Company and/or (ii) with respect to the Tax liability of the Unitholders in connection with the operations of the Company. The provisions of this Section 8.3 shall survive the termination of the Company or the termination of any Unitholder’s interest in the Company and shall remain binding on the Unitholders for as long a period of time as is necessary to resolve with the Internal Revenue Service (or similar state or local governmental authority) any and all matters regarding the taxation of the Company or the Unitholders.

ARTICLE IX

TRANSFER OF UNITS

9.1 Required Consent. No Unitholder shall Transfer (or offer or agree to Transfer) all or any part of any interest in any Equity Securities except in compliance with this Article IX and any other agreement binding upon such Unitholder that restricts the Transfer of Equity Securities (including any Equity Agreement and any underwriter lock-up agreement applicable to such Unitholder). In addition to complying with any other provisions regarding Transfer of Equity Securities set forth herein or in any applicable Equity Agreement, no Unitholder shall (directly or indirectly through a transfer of such Unitholder’s equity interests) Transfer (or offer or agree to Transfer) all or any part of any interest in any Equity Securities without first obtaining the prior written consent of the Board, which consent may be withheld in the Board’s sole discretion; provided, that such Unitholder may Transfer Equity Securities (without the Board’s prior written consent, but subject to the other provisions of this Agreement or any applicable Equity Agreement) (i) pursuant to an Approved Sale, (ii) pursuant to any forfeiture or repurchase provisions set forth in any applicable Employment Agreement or Equity Agreement, (iii) pursuant to an Exchange effected pursuant to Section 9.9, or (iv) to such Unitholder’s Permitted Transferees so long as such Unitholder retains voting control of such Equity Securities; provided, however, that if such Unitholder Transfers any interests in any Units to a Permitted Transferee and such Person ceases to be a Permitted Transferee of such Unitholder, then such Person shall, upon ceasing to be a Permitted Transferee, Transfer such interest back to the Unitholder making such initial Transfer. M6 LLC, M7 LLC or M8 LLC shall each only hold Class A Common Units and shall each cause their respective members, and their respective members agree by joinder to this Agreement, to comply with the provisions of this Agreement, including the application of the following sentence of this Section 9.1. If, at the time of a proposed Transfer of Equity Securities, property other than cash, cash equivalents or Marketable Securities has been distributed or paid subject to contingencies or restrictions that affect its Fair Market Value and such property is not considered a Distribution, then the Transferring Unitholder shall ensure that the Transferee will accept such Transferred Equity Securities subject to all of the provisions of this Agreement (and take all such further action as may be advisable in connection therewith). Except as otherwise expressly provided herein, it shall be a condition precedent to any Transfer of any Class A Common Unit that constitutes a portion of a Combined Unit that, concurrently with such Transfer, such transferring Member shall also Transfer to the transferee a corresponding share of Noneconomic Stock. Any Transfer that is not in compliance with the provisions of this Agreement shall be deemed a Transfer by such Member of Units in violation of this Agreement (and a breach of this Agreement by such Member) and shall be null and void ab initio. The certificate of incorporation of the Public Offering Entity (as amended and in effect from time to time) shall govern the conversion of Class B Common Stock or Class C Common Stock, as applicable, to Class A Common Stock, and a conversion pursuant to and in accordance with such certificate of incorporation of the Public Offering Entity shall not be considered a “Transfer” for purposes of this Agreement.

9.2 Approved Sale.

(a) General Approved Sale. Each Member and each Unitholder hereby agree that, if the Board approves a Change of Control (an “Approved Sale”), then each Member and each direct and indirect Unitholder shall be deemed to have voted for and provided any applicable consent to (and, if requested, to confirm such consent, whether at a meeting of Unitholders or in writing to), and in any event agrees to raise no objections against, and not otherwise impede or delay, such Approved Sale.

(b) Approved Sale Procedures. In furtherance of the foregoing, if the Approved Sale is structured as a (i) merger or consolidation, then each Member and Unitholder shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation, or (ii) sale of Units, then each Member and Unitholder shall agree to sell, and shall sell, all of his, her or its Units and rights to acquire Units (to the extent that such Units or rights to acquire Units are not automatically deemed cancelled in the event of an Approved Sale pursuant to the terms of this Agreement or any applicable Equity Agreement) on the terms and conditions approved by the Board. Each Member and Unitholder shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Board (provided, that neither Hsieh nor Parthenon shall be required to execute any non-competition, non-solicitation, no-hire, confidentiality or similar agreements), which may include a mandatory Exchange under Section 9.9(b). The obligations of any Member or Unitholder with respect to an Approved Sale are, except as provided in Section 9.2(c) below, subject to the condition that each Unitholder shall receive (or have the option to receive) the same form and mix of consideration and the same per Unit amount of consideration (taking into account the priorities, thresholds and limitations of each class of Units set forth herein) upon the consummation of such Approved Sale.

(c) Application of Proceeds. The proceeds of any such Change of Control received by the Unitholders, in their capacity as such (other than in respect of bona fide payments for services to be rendered on an arms-length basis (e.g., not involving consulting arrangements or non-compete payments)), shall be allocated among the Unitholders based upon the Units included in such Change of Control as if the proceeds of such Change of Control were paid pursuant to Section 4.1(b) in connection with a Distribution and the Units of the Unitholders included in such Change of Control were the only outstanding Units of the Company at the time of such Distribution.

(d) Purchaser Representative. If any Group Company enters into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), then each of the other Unitholders that is not an “accredited investor” as such term is defined under the Securities Act shall, at the request of the Company, appoint a “purchaser representative” (as such term is defined in Rule 501 promulgated under the Securities Act) designated by the Company. If any such Unitholder so appoints a purchaser representative, then the Company shall pay the fees of such purchaser representative. However, if any such Unitholder declines to appoint the purchaser representative designated by the Company, then such Unitholder shall appoint another purchaser representative (reasonably acceptable to the Company), and such Unitholder shall be responsible for the fees of the purchaser representative so appointed.

(e) No Grant of Dissenters Rights or Appraisal Rights. In no manner shall this Section 9.2 be construed to grant to any Member or Unitholder any dissenters rights or appraisal rights or give any Member or Unitholder any right to vote in any transaction structured as a merger or consolidation or otherwise (it being understood that the Members hereby expressly waive rights under Section 18-210 of the Delaware Act (entitled “Contractual Appraisal Rights”) and grant to the Board the sole right to approve or consent to a merger or consolidation of the Company without approval or consent of the Members or the Unitholders).

9.3 Effect of Assignment.

(a) Termination of Rights. Any Member who assigns any Units or other interest in the Company shall cease to be a Member with respect to such Units or other interest and shall no longer have any rights or privileges of a Member with respect to such Units or other interest, except as provided in Section 9.1; provided, that, for the avoidance of doubt, the Company may, in the discretion of the Board, apportion any Tax Distribution made with respect to any assigned Unit or other interest in the Company between the assignor and assignee so as to reflect the manner in which the corresponding taxable income allocable with respect to such assigned Unit or other interest in the Company has been allocated as between the assignor Member and assignee Member.

(b) Deemed Agreement. Any Person who acquires in any manner whatsoever any Units or other interest in the Company, irrespective of whether such Person has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of the benefits of the acquisition thereof to have agreed to be subject to and bound by all of the terms and conditions of this Agreement that any predecessor in such Units or other interest in the Company of such Person was subject to or by which such predecessor was bound.

9.4 Additional Restrictions on Transfer.

(a) Execution of Counterpart. Except in connection with an Approved Sale or Exchanges made in accordance with Section 9.9, each Transferee of Units or other interests in the Company shall, as a condition prior to such Transfer, execute and deliver to the Company a counterpart or acceptable joinder to this Agreement pursuant to which such Transferee shall agree to be bound by the provisions of this Agreement.

(b) Notice. In connection with the Transfer of any Units, the holder of such Units will deliver written notice to the Company describing in reasonable detail the Transfer or proposed Transfer.

(c) Legal Opinion. Except in connection with Transfers to Permitted Transferees or Exchanges made in accordance with Section 9.9, no Transfer of Units or any other interest in the Company may be made unless in the opinion of counsel, satisfactory in form and substance to the Board (which opinion may be waived by the Board), such Transfer would not violate any federal securities laws or any state or provincial securities or “blue sky” laws (including any investor suitability standards) applicable to the Company or the interest to be Transferred, or cause the Company to be required to register as an “Investment Company” under the U.S. Investment Company Act of 1940, as amended. Such opinion of counsel shall be delivered in writing to the Company prior to the date of the Transfer.

(d) No Avoidance of Provisions. No Unitholder shall directly or indirectly (i) permit the Transfer of all or any portion of the direct or indirect equity or beneficial interest in such Unitholder or (ii) otherwise seek to avoid the provisions of this Agreement by issuing, or permitting the issuance of, any direct or indirect equity or beneficial interest in such Unitholder, in any such case in a manner that would fail to comply with this Article IX if such Unitholder had Transferred Units directly, unless such Unitholder first complies with the terms of this Agreement.

(e) Code Section 7704 Safe Harbor. In order to permit the Company to qualify for the benefit of a “safe harbor” under Code Section 7704, notwithstanding anything herein to the contrary, no Transfer of any Unit or economic interest (within the meaning of Treasury Regulation Section 1.7704-1(d)) shall be permitted or recognized by the Company or the Board if and to the extent that such Transfer would cause the Company to have more than one hundred (100) partners (within the meaning of Treasury Regulation Section 1.7704-1(h), including the look-through rule in Treasury Regulation Section 1.7704-1(h)(3)).

9.5 Legend. In the event that Certificated Units are issued, such Certificated Units will bear the following legend:

“THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”) AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR STATE ACTS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

THE TRANSFER OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, DATED AS OF FEBRUARY 11, 2021, AS AMENDED, RESTATED AND MODIFIED FROM TIME TO TIME, GOVERNING THE ISSUER (THE “COMPANY”), AND BY AND AMONG CERTAIN INVESTORS (THE “LLC AGREEMENT”). THE UNITS REPRESENTED BY THIS CERTIFICATE MAY ALSO BE SUBJECT TO ADDITIONAL TRANSFER RESTRICTIONS, CERTAIN VESTING PROVISIONS, REPURCHASE OPTIONS, OFFSET RIGHTS AND FORFEITURE PROVISIONS SET FORTH IN THE LLC AGREEMENT AND/OR A SEPARATE AGREEMENT WITH THE INITIAL HOLDER. A COPY OF SUCH CONDITIONS, REPURCHASE OPTIONS AND FORFEITURE PROVISIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

If a Member holding Certificated Units delivers to the Company an opinion of counsel, satisfactory in form and substance to the Board (which opinion may be waived by the Board), that no subsequent Transfer of such Units will require registration under the Securities Act, then the Company will promptly upon such contemplated Transfer deliver new Certificated Units that do not bear the portion of the restrictive legend relating to the Securities Act set forth in this Section 9.5.

9.6 Transfer Fees and Expenses. Except as provided in Section 9.2, the Transferor and Transferee of any Units or other interest in the Company shall be jointly and severally obligated to reimburse the Company for all reasonable expenses (including attorneys’ fees and expenses) of any Transfer or proposed Transfer, whether or not consummated.

9.7 Void Transfers. Any Transfer by any Member or Unitholder or Permitted Transferee of any Units or other interest in the Company in contravention of this Agreement (including the failure of the Transferee to execute a counterpart or acceptable joinder to this Agreement) or any applicable Equity Agreement, or which would cause the Company to not be treated as a partnership for U.S. federal income tax purposes, shall be void ab initio and shall not bind or be recognized by the Company or any other party. No purported Assignee shall have any right to any gross items of income, gain, deduction or loss or Distributions of the Company.

9.8 Vesting, Forfeiture and Repurchase of Units. Notwithstanding anything to the contrary set forth in this Agreement, Units may be subject to vesting, forfeiture or repurchase as set forth in any applicable Equity Agreement. Upon any repurchase or redemption of any Unit, in lieu of the cancellation of any repurchased or redeemed Units, the Board may, in its sole discretion, elect that such repurchased or redeemed Units, as the case may be, remain issued and be held in the name, and on behalf of, the Company.

9.9 Exchange of Combined Units for Class A Common Stock.

(a) Elective Exchanges.

(i) Each Class A Unitholder shall be entitled, at any time and from time to time, upon the terms and subject to the conditions hereof, to surrender Combined Units (with the Class A Common Units surrendered to the Company, and the corresponding Noneconomic Stock surrendered to the Public Offering Entity) in exchange for the delivery by the Company to the exchanging Class A Unitholder of, at the option of the Public Offering Entity (as determined solely by a majority of its directors who are disinterested), (A) a number of shares of Class A Common Stock that is equal to the product of the number of Combined Units surrendered multiplied by the Exchange Rate (a “Share Settlement”), which such shares of Class A Common Stock may be contributed by the Public Offering Entity to the Company in exchange for Class A Common Units, or (B) an amount of cash equal to the Fair Market Value of such shares net of any underwriters’ discounts, commissions and brokers’ fees that would be payable in connection with the registration and sale of such shares in a registered offering, as reasonably determined by the Board (a “Cash Settlement,” and any such exchange of Combined Units for Class A Common Stock or cash, an “Exchange”); provided that any such Exchange is for a minimum of the lower of (i) 5,000 Combined Units, (ii) such other number of Combined Units as may be determined by the Board with respect to any particular Exchange, and (iii) all of the Combined Units held by such Class A Unitholder. Unless otherwise required by applicable law, except in the case of a Cash Settlement that is not funded, directly or indirectly, by the Public Offering Entity, the parties hereto acknowledge and agree that any Exchange shall be treated as a direct exchange of the Combined Units between the Public Offering Entity and the Class A Unitholder participating in the Exchange for U.S. federal and applicable state and local income tax purposes.

(ii) A Class A Unitholder shall exercise its right to Exchange Combined Units as set forth in Section 9.9(a)(i) by delivering to (I) the Public Offering Entity, (A) a written election of exchange in respect of the Combined Units to be Exchanged (an “Exchange Notice”), duly executed by such Class A Unitholder, with a contemporaneous copy delivered to the Company, in each case during normal business hours at the principal executive offices of the Public Offering Entity, (B) any certificate(s) representing the Noneconomic Stock included in such Combined Units, and (C) if the Public Offering Entity requires the delivery of the certification contemplated by Section 9.12(b), such certification, or written notice from such Class A Unitholder that it is unable to provide such certification, and (II) the Company, the Class A Common Units included in such Combined Units (including, in each case, any certificates representing the underlying Class A Common Units and any stock certificates representing the underlying shares of Noneconomic Stock in each case issued to such Class A Unitholder according to the books and records of the Company and the Public Offering Entity, respectively); provided, that if any such certificate has been lost, then the exchanging Class A Unitholder may deliver, in lieu of such certificate, an affidavit of lost certificate. Upon a Class A Unitholder exercising its right to Exchange, the Company and the Public Offering Entity shall take such actions as may be required to ensure that such Class A Unitholder receives the shares of Class A Common Stock or cash that such exchanging Class A Unitholder is entitled to receive in connection with such Exchange pursuant to this Section 9.9(a). If an exchanging Class A Unitholder receives the shares of Class A Common Stock or cash that it is entitled to receive in connection with an Exchange pursuant to this Section 9.9(a) from the Company pursuant to this Section 9.9(a)(ii), then the Class A Unitholder shall have no further right to receive shares of Class A Common Stock or cash in connection with that Exchange, and the Company shall be deemed to have satisfied its obligations under the second sentence of this Section 9.9(a)(ii). An Exchange pursuant to this Section 9.9(a) shall be deemed to have been effected on the Business Day immediately following the earliest Business Day as of which the Public Offering Entity and the Company have received the items specified in clauses (I) through (II) of the first sentence of this Section 9.9(a)(ii) (such Business Day, the “Exchange Date”). Subject to the rights of Class A Unitholders to revoke an Exchange Notice in accordance with Section 9.9(a)(iii), on the Exchange Date, all rights of the exchanging Class A Unitholder as a holder of the Combined Units that are subject to the Exchange shall cease, and, in the case of a Share Settlement, such Class A Unitholder shall be treated for all purposes as having become the record holder of the shares of Class A Common Stock to be received by the exchanging Class A Unitholder in respect of such Exchange.

(iii) If, following its receipt of an Exchange Notice, the Public Offering Entity is unable to deliver to the Class A Unitholder requesting such Exchange shares of Class A Common Stock that are covered under an effective registration statement under the Securities Act or that are otherwise freely tradeable or sellable by such Class A Unitholder, then the Public Offering Entity shall notify the requesting Class A Unitholder in writing of that fact, and such Class A Unitholder may, by written notice to the Company and the Public Offering Entity, revoke its Exchange Notice requesting such Exchange, whereupon the Exchange shall be terminated, the Combined Units so requested to be included in such Exchange shall be reinstated in the name of such holder, and any shares of Class A Common Stock issued to such holder as a result of such Exchange shall be cancelled.

(iv) Notwithstanding anything to the contrary in this Section 9.9, the Public Offering Entity (as determined solely by a majority of its directors who are disinterested) may, in its sole and absolute discretion, elect to effect on the Exchange Date the exchange of Combined Units for the Share Settlement or the Cash Settlement, as the case may be, through a direct exchange of such Combined Units and the Share Settlement or the Cash Settlement, as applicable, between the applicable Class A Unitholder and the Public Offering Entity (a “Direct Exchange”). Upon such Direct Exchange pursuant to this Section 9.9(a)(iv), the Public Offering Entity shall acquire the Combined Units and shall be treated for all purposes of this Agreement as the owner of such Combined Units.

(b) Mandatory Exchanges.

(i) The Public Offering Entity shall have the right to require each Class A Unitholder to Exchange all of such Class A Unitholder’s Combined Units in accordance with the provisions of Section 9.9(a), mutatis mutandis, upon the occurrence of a Change of Control.

(ii) Notwithstanding anything to the contrary in Section 9.9(b)(i), a Class A Unitholder shall not be required to Exchange such Class A Unitholder’s Combined Units pursuant to Section 9.9(b)(i) unless the sum of the amount of (A) cash to be received by such Member (if applicable) as consideration in any Change of Control with respect to shares of Class A Common Stock for which such Class A Unitholder’s Combined Units are to be Exchanged and (B) any cash advance made to such Member (if applicable) by the Company or the Public Offering Entity for the purpose of paying such Member’s tax liability attributable to the Exchange (which advance may, by its terms, require that it be repaid in full upon the sale by such Member of the rights or securities received by such Member in the Exchange), in each case within sixty (60) days of the Change of Control, is sufficient to pay such Member’s tax liability (taking into account any withholding) attributable to the Exchange. For purposes of this Section 9.9(b)(ii), securities that are received by a Unitholder in a Change of Control with respect to the Class A Common Units or the shares of Class A Common Stock for which they are Exchanged and that may be sold into the public market without restriction as to timing, volume or manner of sale (including, without limitation, restrictions as a result of securities laws or applicable insider trading policies or blackout periods) by such Unitholder as the holder of such securities immediately following the Change of Control shall be deemed to be cash consideration received by such Unitholder.

(iii) The Public Offering Entity shall exercise its right to require an Exchange of Combined Units as set forth in Section 9.9(b)(i) by delivering to the Class A Unitholder written notice of such mandatory Exchange (a “Mandatory Exchange Notice”) and the date the Exchange shall be deemed to occur (the “Mandatory Exchange Date”), which date may not be earlier than the date of such written notice; provided, that such date may be described as immediately prior to the occurrence of the Change of Control, and the Public Offering Entity shall use reasonable best efforts to provide such notice to all Class A Unitholders at least ten (10) calendar days before the proposed date upon which the contemplated Change of Control is to be effected. From and after the Mandatory Exchange Date, (x) the Combined Units shall be deemed to have been transferred to the Company or Public Offering Entity, as applicable, on the Mandatory Exchange Date, (y) in the case of a Share Settlement, the Class A Unitholder shall be treated for all purposes as having become the record holder of the shares of Class A Common Stock to be received by the exchanging Class A Unitholder in respect of such Exchange on the Mandatory Exchange Date, and (z) the Class A Unitholder shall cease to have any rights with respect to the Combined Units other than the right to receive shares of Class A Common Stock or cash pursuant to Section 9.9(b)(i) upon compliance with its obligations under Section 9.9(b)(iv).

(iv) On or prior to the Mandatory Exchange Date (or if less than ten (10) calendar days’ notice of the Mandatory Exchange Date is given, within five (5) Business Days of such notice), the Class A Unitholder shall deliver during normal business hours at the principal executive offices of the Public Offering Entity: (A) an acknowledgement of the Mandatory Exchange Notice (a “Mandatory Exchange Acknowledgement”), duly executed by such Class A Unitholder, (B) any certificate(s) representing all Combined Units held by the Class A Unitholder to be Exchanged on the Mandatory Exchange Date (including any certificates representing the underlying Class A Common Units and any stock certificates representing the underlying shares of Class B Common Stock or Class C Common Stock, as applicable, in each case issued to such Class A Unitholder according to the books and records of the Company and the Public Offering Entity, as applicable); provided, that if any such certificate has been lost, then the exchanging Class A Unitholder may deliver, in lieu of such certificate, an affidavit of lost certificate, and (C) if the Public Offering Entity or the Company requires the delivery of the certification contemplated by Section 9.12(b), such certification or written notice from such Class A Unitholder that it is unable to provide such certification.

(c) Issuance of Class A Common Stock. As promptly as practicable following satisfaction of such Class A Unitholder’s obligations under Section 9.9(a)(ii) or Section 9.9(b)(iv), as applicable, and in any event no later than three (3) Business Days after such obligations are satisfied, in the event of a Share Settlement, the Public Offering Entity or the Company shall deliver or cause to be delivered to such Class A Unitholder, at such Unitholder’s address of record (or at such other address as such Unitholder may designate to the Public Offering Entity), the number of shares of Class A Common Stock deliverable upon such Exchange, registered in the name of the relevant exchanging Class A Unitholder. To the extent that the Class A Common Stock is settled through the facilities of The Depository Trust Company or a transfer agent or similar intermediary, the Public Offering Entity will upon the written instruction of an exchanging Class A Unitholder, deliver the shares of Class A Common Stock deliverable to such exchanging Class A Unitholder, through the facilities of The Depository Trust Company or such agent or intermediary, to the account of the participant of The Depository Trust Company or such agent or intermediary designated by such exchanging Class A Unitholder in the Exchange Notice or the Mandatory Exchange Acknowledgement, as applicable. Notwithstanding anything to the contrary in this Agreement, no fractional shares of Class A Common Stock shall be issued as a result of any Exchange. In lieu of any fractional share of Class A Common Stock to which a Class A Unitholder would otherwise be entitled in any Exchange, the Company or the Public Offering Entity shall pay to such Class A Unitholder cash equal to such fractional share multiplied by the closing price of a share of Class A Common Stock on the most recent trading day preceding the Exchange Date or Mandatory Exchange Date, as applicable, on which the shares of Class A Common Stock otherwise deliverable in such Exchange are deemed to be delivered.

(d) Cancellation of Class B Common Stock or Class C Common Stock; Class A Common Units. Any shares of Class B Common Stock or Class C Common Stock, as applicable, surrendered in an Exchange shall automatically be deemed cancelled without any action on the part of any Person, including the Public Offering Entity, upon the relevant Exchange Date or Mandatory Exchange Date, as applicable. Any such cancelled shares of Class B Common Stock or Class C Common Stock, as applicable, shall no longer be outstanding, and all rights with respect to such shares shall automatically cease and terminate. Any Class A Common Units surrendered in an Exchange shall automatically be deemed held by the Public Offering Entity thereafter without any action on the part of any Person, including the Company.

(e) Expenses. The Company shall bear its own expenses and the expenses of the Public Offering Entity and each exchanging Class A Unitholder in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that the Public Offering Entity shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange.

(f) Other Prohibitions on Exchange. For the avoidance of doubt, and notwithstanding anything to the contrary herein, a Class A Unitholder shall not be entitled to Exchange Combined Units to the extent that the Public Offering Entity or the Company reasonably determines in good faith that such Exchange (i) would be prohibited by law or regulation or (ii) would not be permitted under (x) this Agreement, (y) any other agreement with the Public Offering Entity, its subsidiaries, the Company or the Subsidiaries to which such Class A Unitholder is then subject, or (z) any written policies of the Public Offering Entity, its subsidiaries, the Company or the Subsidiaries related to unlawful or inappropriate trading applicable to its directors, officers or other personnel to which such Class A Unitholder is then subject. For the avoidance of doubt, no Exchange shall be deemed to be prohibited by any law or regulation pertaining to the registration of securities if such securities have been so registered or if any exemption from such registration requirements is reasonably available, and the parties hereto believe that there is currently no law or regulation, and acknowledge that there is no agreement of the type referred to in clause (ii) of the preceding sentence, that would, in either case, restrict the ability of a Class A Unitholder to Exchange Combined Units.

(g) Publicly Traded Partnership. Each of the Public Offering Entity and the Company covenants and agrees that, prior to taking or causing to be taken any action that would cause interests in the Company to not meet the requirements of Treasury Regulation Section 1.7704-1(h), including issuing any Combined Units in a transaction required to be registered with the Securities and Exchange Commission pursuant to the Securities Act, it will provide at least fifteen (15) Business Days’ advance written notice describing the proposed action in reasonable detail to the Class A Unitholders and provide each Class A Unitholder with the opportunity to effect an Exchange of all such Class A Unitholder’s Combined Units in accordance with the terms of this Agreement; provided, that in no event will the Public Offering Entity take or cause to be taken any action that would cause interests in the Company to not meet the requirements of Treasury Regulation Section 1.7704-1(h) prior to the first anniversary of the date hereof. So long as the notice and opportunity to Exchange contemplated by the previous sentence have been provided to the Class A Unitholders, then, notwithstanding anything to the contrary herein, if the Board of Directors of the Public Offering Entity or Board of the Company, as applicable, after consultation with its outside legal counsel and tax advisor, determine in good faith that interests in the Company do not meet the requirements of Treasury Regulation Section 1.7704-1(h), then the Public Offering Entity or the Company, as applicable, may impose such restrictions on Exchange, as the Public Offering Entity or the Company, as applicable, may reasonably determine to be necessary or advisable so that the Company is not treated as a “publicly traded partnership” under Section 7704 of the Code; provided, that, upon such a determination, the Class A Unitholders’ existing liquidity rights will be preserved to the greatest extent possible.

9.10 Adjustment of Exchange Rate.

(a) The Exchange Rate shall be adjusted accordingly if there is: (a) any subdivision (by any unit or stock split, unit or stock distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit or stock split, reclassification, reorganization, recapitalization or otherwise) of Class A Common Units, Class B Common Stock or Class C Common Stock that is not accompanied by an identical subdivision or combination of the Class A Common Stock; or (b) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class A Common Stock that is not accompanied by an identical subdivision or combination of Class A Common Units or Class B Common Stock or Class C Common Stock. For example, if there is a 2-for-1 stock split of Class A Common Stock and no corresponding split with respect to the Class A Common Units or Class B Common Stock or Class C Common Stock, then the Exchange Rate would be adjusted to be 2. To the extent not reflected in an adjustment to the Exchange Rate, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock are converted or changed into another security, securities or other property, then upon any subsequent Exchange, an exchanging Class A Unitholder shall be entitled to receive the amount of such security, securities or other property that such exchanging Class A Unitholder would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed into another security, securities or other property, this Section 9.10 shall continue to be applicable, mutatis mutandis, with respect to such other security or other property.

(b) Each time that the Public Offering Entity (i) purchases Combined Units other than in connection with (A) a corresponding issuance by the Public Offering Entity of the same number of shares of Class A Common Stock (whether as a result of an Exchange or otherwise) or (B) a concurrent recapitalization of the Company that causes the number of Class A Common Units held by the Public Offering Entity to equal the number of shares of Class A Common Stock outstanding immediately following such purchase of Combined Units, or (ii) repurchases shares of Class A Common Stock without a corresponding redemption by the Company of Class A Common Units held by the Public Offering Entity, then the Exchange Rate shall be adjusted immediately following such transaction described in the immediately foregoing clauses (i) or (ii), as applicable, without any further action by the Public Offering Entity, the Company or any Class A Unitholder, as follows: the Exchange Rate shall first be set at a ratio, the numerator of which shall be the number of shares of Class A Common Stock of the Public Offering Entity then issued and outstanding, and the denominator of which shall be the number of Class A Common Units then owned by the Public Offering Entity, in each case after giving effect to the transaction that gave rise to such Exchange Rate adjustment and prior to giving effect to any event that has occurred which would give rise to an adjustment to the Exchange Rate pursuant to Section 9.10(a), and then that ratio shall be adjusted as set forth in Section 9.10(a) for each event (if any) giving rise to such Section 9.10(a) adjustment assuming that such event had occurred after the transaction that gave rise to the Exchange Rate adjustment being made pursuant to this Section 9.10(b). If at any time the Public Offering Entity issues a share of Class A Common Stock for no consideration or consideration other than cash, then the Company shall issue to the Public Offering Entity one Class A Common Unit.

(c) If the Public Offering Entity pays a dividend or otherwise makes a distribution in respect of shares of Class A Common Stock, in each case of property other than cash, and such property was not acquired with cash received by the Public Offering Entity from the Company, was not Distributed to the Public Offering Entity from the Company and is not in connection with an event that results in an Exchange Rate adjustment pursuant to Section 9.10(a), then, upon any Exchange that occurs subsequent to such dividend or distribution of property, the Public Offering Entity shall distribute to the Class A Unitholder conducting such Exchange the property that such Class A Unitholder would have received in such prior dividend or distribution in respect of the shares of Class A Common Stock received by such Class A Unitholder in such Exchange if such Exchange had occurred immediately prior to the record date for such prior dividend or distribution.

9.11 Class A Common Stock to be Delivered upon Exchange.

(a) The Public Offering Entity and the Company covenant and agree to deliver shares of Class A Common Stock deliverable upon an Exchange pursuant to an effective registration statement under the Securities Act with respect to such Exchange to the extent that a registration statement is effective and available for such Exchange. In the event that an Exchange in accordance with this Agreement is to be effected at a time when any such registration statement has not become effective or otherwise is unavailable for such Exchange, the Public Offering Entity shall use its reasonable best efforts to promptly facilitate such Exchange pursuant to any reasonably available exemption from such registration requirements; provided, that if no such registration is available, then the Class A Unitholder requesting such Exchange may revoke its Exchange Notice as described in Section 9.9(a)(iii). The Public Offering Entity shall use its reasonable best efforts to list the Class A Common Stock required to be delivered upon Exchange prior to such delivery on each national securities exchange or inter-dealer quotation system upon which the outstanding Class A Common Stock may be listed or traded at the time of such delivery. Nothing herein shall be construed as a requirement for the Public Offering Entity or the Company to settle the Exchange for cash. The Public Offering Entity shall not be required to comply with this Section 9.11(a) in an Exchange in connection with a Change of Control.

(b) The Public Offering Entity shall use its reasonable best efforts to list the Class A Common Stock required to be delivered upon Exchange prior to such delivery upon each national securities exchange or inter-dealer quotation system upon which the outstanding shares of Class A Common Stock may be listed or traded at the time of such delivery; provided, that if the shares Class A Common Stock issued or issuable upon an Exchange are not freely tradeable or otherwise sellable by the Class A Unitholder requesting such Exchange, then such Class A Unitholder may revoke its Exchange Notice as described in Section 9.9(a)(iii).

(c) The Public Offering Entity shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, the maximum number of shares of Class A Common Stock as shall be deliverable upon Exchange of all then-outstanding Combined Units.

(d) Prior to the date of this Agreement, the Public Offering Entity has taken all such steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and be exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions from, or dispositions to, the Public Offering Entity of equity securities of the Public Offering Entity (including derivative securities with respect thereto) and any securities which may be deemed to be equity securities or derivative securities of the Public Offering Entity for such purposes that result from the transactions contemplated by this

Agreement, by each director or officer of the Public Offering Entity who may reasonably be expected to be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Public Offering Entity upon the registration of any class of equity security of the Public Offering Entity pursuant to Section 12 of the Exchange Act (with the authorizing resolutions specifying the name of each such officer or director whose acquisition or disposition of securities is to be exempted and the number of securities that may be acquired and disposed of by each such Person pursuant to this Agreement).

(e) If any Takeover Law or other similar law or regulation becomes or is deemed to become applicable to this Agreement or any of the transactions contemplated hereby, then the Public Offering Entity shall use its reasonable best efforts to render such law or regulation inapplicable to all of the foregoing.

(f) The Public Offering Entity covenants that all shares of Class A Common Stock delivered upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable and not subject to any preemptive right of stockholders of the Public Offering Entity or to any right of first refusal or other right in favor of any Person.

(g) For purposes of determining any ordinary income recognized under Code Section 751 with respect to any Exchange pursuant to Section 9.9 (or pursuant to Code Section 741 in the event of a sale or other taxable disposition of any Combined Units), to the extent allowed under laws applicable to the Company, the Board and the Members agree to use good faith efforts to allocate the aggregate Fair Market Value of the Company’s assets among the Company’s assets consistently with past practice.

9.12 Withholding; Certification of Non-Foreign Status.

(a) If the Public Offering Entity or the Company shall be required to withhold any amounts by reason of any federal, state, local or foreign Tax rules or regulations in respect of any Exchange, then the Public Offering Entity or the Company, as the case may be, shall be entitled to take such action as it deems appropriate in order to ensure compliance with such withholding requirements, including at its option withholding shares of Class A Common Stock with a Fair Market Value equal to the minimum amount of any Taxes which the Public Offering Entity or the Company, as the case may be, may be required to withhold with respect to such Exchange. To the extent that amounts are (or property is) so withheld and paid over to the appropriate taxing authority, such withheld amounts (or property) shall be treated for all purposes of this Agreement as having been paid (or delivered) to the applicable Class A Unitholder. The parties anticipate that, on the basis of current law, no federal income tax withholding would be required with respect to an Exchange by any Class A Unitholder who is a “United States person” within the meaning of Section 7701(a)(30) of the Code and who, if required, has properly certified that such holder is not subject to federal backup withholding or similar rules.

(b) Notwithstanding anything to the contrary herein, each of the Public Offering Entity and the Company may, at its own discretion, require as a condition to the effectiveness of an Exchange that an exchanging Class A Unitholder deliver to the Public Offering Entity or the Company, as the case may be, an IRS Form W-9 or other certification that the exchanging Class A Unitholder is not a “foreign person” within the meanings of Sections 1445 and 1446(f) of the Code. In the event that the Public Offering Entity or the Company has required delivery of such certification but an exchanging Class A Unitholder is unable to do so, the Public Offering Entity or the Company, as the case may be, shall nevertheless deliver or cause to be delivered to the exchanging Class A Unitholder the Class A Common Stock in accordance with Section 9.9, but subject to withholding as provided in Section 9.12(a).

9.13 No Transfer of Class B Common Stock. Except as otherwise provided by this Agreement, no Class A Unitholder may Transfer, directly or indirectly, all or any portion of its shares of Class B Common Stock or any rights therein (voting or otherwise) to any other Person.

9.14 Tender Offers and Other Events with Respect to the Public Offering Entity(b) . In the event that a tender offer, share exchange offer, issuer bid, takeover bid, recapitalization or similar transaction with respect to Class A Common Stock (each of the foregoing, an “Offer”) is proposed by the Public Offering Entity or is proposed to the Public Offering Entity or its stockholders and approved by the Board of Directors of the Public Offering Entity or is otherwise effected or to be effected with the consent or approval of the Board of Directors of the Public Offering Entity, the Public Offering Entity shall provide written notice of an Offer to all Class A Unitholders within the earlier of (a) five (5) Business Days following the execution of an agreement (if applicable) with respect to, or the commencement of (if applicable), such Offer and (b) ten (10) Business Days before the proposed date upon which such Offer is to be effected, including in such notice such information as may reasonably describe such Offer, subject to applicable laws, including the date of execution of such agreement (if applicable) or of such commencement (if applicable), the material terms of such Offer, including the amount and types of consideration to be received by holders of shares of Class A Common Stock in such Offer, any election with respect to types of consideration that a holder of shares of Class A Common Stock, as applicable, shall be entitled to make in connection with such Offer, and the number of Units (and the corresponding shares of Class B Common Stock) held by such Class A Unitholder that is applicable to such Offer. The Class A Unitholders shall be permitted to participate in such Offer by delivery of an Exchange Notice (which Exchange Notice shall be effective immediately prior to the consummation of such Offer, and, for the avoidance of doubt, shall be contingent upon such Offer and not be effective if such Offer is not consummated). In the case of an Offer proposed by the Public Offering Entity, the Public Offering Entity will use its commercially reasonable efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit the Class A Unitholders to participate in such Offer to the same extent or on an economically equivalent basis as the holders of shares of Class A Common Stock without discrimination. For the avoidance of doubt, in no event shall the Class A Unitholders be entitled to receive in such Offer aggregate consideration for each Combined Unit that is greater than the consideration payable in respect of each share of Class A Common Stock in connection with an Offer (it being understood that payments under or in respect of the Tax Receivable Agreement shall not be considered part of any such consideration).

ARTICLE X

ADMISSION OF MEMBERS

10.1 Substituted Members. In connection with the Transfer of Units of a Unitholder permitted under the terms of this Agreement, the Equity Agreements (if applicable), and the other agreements contemplated hereby and thereby, the Transferee shall become a Substituted Member on the later of (a) the effective date of such Transfer, and (b) the date on which the Board approves such Transferee as a Substituted Member, and such admission shall be shown on the books and records of the Company; provided, however, that in connection with the Transfer of Units to a Permitted Transferee, the Transferee shall become a Substituted Member on the effective date of such Transfer.

10.2 Additional Members. A Person may be admitted to the Company as an additional Member (an “Additional Member”) only as contemplated under Section 3.1 and only upon furnishing to the Company (a) a letter of acceptance, in form satisfactory to the Board, of all the terms and conditions of this Agreement, including the power of attorney granted in Section 14.1, and (b) such other documents or instruments as may be deemed necessary or appropriate by the Board to effect such Person’s admission as a Member. Such admission shall become effective on the date on which the Board determines that such conditions have been satisfied and when any such admission is shown on the books and records of the Company.

ARTICLE XI

WITHDRAWAL AND RESIGNATION OF UNITHOLDERS

11.1 Withdrawal and Resignation of Unitholders. No Unitholder shall have the power or right to withdraw or otherwise resign from the Company prior to the dissolution and winding up of the Company pursuant to Article XII without the prior written consent of the Board, except as otherwise expressly permitted by this Agreement or any of the other agreements contemplated hereby. Upon a Transfer of all of a Unitholder’s Units in a Transfer permitted by each of this Agreement any applicable Equity Agreements, such Unitholder shall (subject to the provisions of Section 9.4) cease to be a Unitholder. Notwithstanding that payment on account of a withdrawal may be made after the effective time of such withdrawal, any completely withdrawing Unitholder will not be considered a Unitholder for any purpose after the effective time of such complete withdrawal, and, in the case of a partial withdrawal, such Unitholder’s Capital Account (and corresponding voting and other rights) shall be reduced for all other purposes hereunder upon the effective time of such partial withdrawal.

ARTICLE XII

DISSOLUTION AND LIQUIDATION

12.1 Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substituted Members. The Company shall dissolve, and its affairs shall be wound up upon the first of the following to occur:

(a) Board approval of dissolution; or

(b) the entry of a decree of judicial dissolution of the Company under Section 35-5 of the Delaware Act or an administrative dissolution under Section 18-802 of the Delaware Act.

Except as otherwise set forth in this Article XII, the Company is intended to have perpetual existence. An Event of Withdrawal shall not cause a dissolution of the Company and the Company shall continue in existence subject to the terms and conditions of this Agreement.

12.2 Liquidation and Termination. Upon the dissolution of the Company, the Board shall act as liquidator or may appoint one or more representatives, Members or other Persons as liquidator(s). The liquidators shall proceed diligently to wind up the affairs of the Company and make final Liquidating Distributions as provided herein, in the Delaware Act and in accordance with all state mortgage licensing requirements (including in a manner that avoids the imposition of personal liability upon any Unitholder, Director or officer pursuant to such requirements). The costs of liquidation shall be borne as a Company expense. Until payment of the final Liquidating Distribution, the liquidators shall continue to operate the Company’s properties with all of the power and authority of the Board. The steps to be accomplished by the liquidators are as follows:

(a) The liquidators shall pay, satisfy or discharge from the Company funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine).

(b) As promptly as practicable after dissolution, the liquidators shall cause the remaining Company assets (the “Liquidation Assets”) to be distributed among the Unitholders in accordance with Section 4.1(b) and Exhibit A.

(c) Prior to distribution of Liquidation Assets, any non-cash Liquidation Assets will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Sections 4.2 and 4.3. After taking into account such allocations, it is anticipated that each Unitholder’s Capital Account, on a per Unit basis, would be uniform. If any Unitholder’s Capital Account is not so uniform, then gross items of income, gain, deduction and loss for the Fiscal Year in which the Company is dissolved shall be allocated among the Unitholders in such a manner as to cause, to the extent possible, each Unitholder’s Adjusted Capital Account Balance to be equal to the amount to be distributed to such Unitholder pursuant to Section 4.1. If the Distribution of any non-cash Liquidation Asset cannot be made to a recipient because the recipient lacks a particular license, then (i) such non-cash Liquidation Asset must be first liquidated or (ii) such non-cash Liquidation Asset shall be Transferred to (A) such recipient’s Affiliate that is so licensed or (B) another Unitholder that is so licensed (if such other Unitholder agrees to relinquish to such unlicensed recipient an equivalent amount of Liquidation Assets that do not require the recipient to be licensed).

(d) The Distribution of cash and/or property to a Unitholder in accordance with the provisions of this Section 12.2 constitutes a complete return to the Unitholder of its Capital Contributions and a complete Distribution to the Unitholder of its interest in the Company and all Company property and constitutes a compromise to which all Unitholders have consented within the meaning of the Delaware Act. To the extent that a Unitholder returns funds to the Company, it has no claim against any other Unitholder for those funds.

12.3 Securityholders Agreement. To the extent that units or other equity securities of any Subsidiary of the Company are distributed to any Unitholders and unless otherwise agreed to by the Board, such Unitholders hereby agree to enter into a securityholders agreement with such Subsidiary and each other Unitholder that contains restrictions on the Transfer of such equity securities and other provisions (including with respect to the governance and control of such Subsidiary) in form and substance similar to the provisions and restrictions set forth herein (including in Article V and Article IX).

12.4 Cancellation of Certificate. On completion of the Distribution of Company assets as provided herein, the Company is terminated (and the Company shall not be terminated prior to such time), and the Board (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 12.4.

12.5 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 12.2 in order to minimize any Losses otherwise attendant upon such winding up.

12.6 Return of Capital. The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Unitholders (it being understood that any such return shall be made solely from Company assets).

12.7 Hart-Scott-Rodino. In the event that the HSR Act is applicable to any Unitholder, the dissolution of the Company shall not be consummated until such time as the applicable waiting period (and extensions thereof) under the HSR Act have expired or otherwise been terminated with respect to each such Unitholder.

ARTICLE XIII

VALUATION

13.1 Valuation of Subsidiary Securities. The Fair Market Value of any equity securities of any Subsidiary of the Company means the average of the closing prices of the sales of the securities on all securities exchanges on which the securities may at the time be listed, or, if there have been no sales on any such exchange on any day, then the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such securities are not so listed, then the average of the representative bid and asked prices quoted in the New York Stock Exchange system as of 4:00 P.M., New York time, or, if on any day such securities are not quoted in the New York Stock Exchange system, then the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of twenty-one (21) days consisting of the day as of which the Fair Market Value is being determined and the twenty (20) consecutive Business Days prior to such day. If the dissolution and liquidation (or deemed dissolution and liquidation) of the Company occurs in connection with the public offering of any Subsidiary of the Company, then the Fair Market Value of each equity security of such Subsidiary shall equal the price at which such securities are initially offered to the public in connection with such public offering. If at any time the equity securities of a Subsidiary are not listed on any securities exchange or quoted in the Nasdaq System or the over-the-counter market, and the dissolution and liquidation (or deemed dissolution and liquidation) of the Company does not occur in connection with a public offering of such Subsidiary, then the Fair Market Value of each such security shall be equal to the fair value thereof as of the date of valuation as determined by the Board on the basis of an orderly sale to a willing, unaffiliated buyer in an arm’s length transaction, taking into account all factors it deems relevant.

13.2 Valuation of Other Assets and Company Securities. The Fair Market Value of all other non-cash assets or of any Units or other securities issued by the Company means the fair value for such assets or securities as between a willing buyer and a willing seller in an arm’s-length transaction occurring on the date of valuation as determined by the Board, taking into account all relevant factors determinative of value (and giving effect to any transfer taxes payable or discounts in connection with such sale).

13.3 Valuation of Other Securities. In determining Fair Market Value of any other securities, the Board shall make such determination on the basis of an orderly sale to a willing, unaffiliated buyer in an arm’s-length transaction, taking into account all relevant factors.

ARTICLE XIV

GENERAL PROVISIONS

14.1 Power of Attorney. Each Unitholder hereby constitutes and appoints each Director and the liquidators, with full power of substitution, as such Unitholder’s true and lawful agent and attorney-in-fact, with full power and authority in his or its name, place and stead, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) this Agreement, all certificates and other instruments and all amendments thereof in accordance with the terms hereof that the Board deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (b) all instruments that the Board deems appropriate or necessary to reflect any appropriately authorized amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the Board and/or the liquidators deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (d) all instruments relating to the admission, withdrawal or substitution of any Unitholder pursuant to Article X or Article XI. The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, Disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Unitholder and the Transfer of all or any portion of his, her or its Units and shall extend to such Unitholder’s heirs, successors, assigns and personal representatives.

14.2 Amendments. This Agreement may be amended, modified, or waived upon the written consent of the Public Offering Entity; provided, however, that (i) any amendment, modification or waiver of Sections 9.9 through 9.14 and (ii) any amendment, modification, or waiver that would adversely affect in any material respect the rights or obligations of any holder of Class A Common Units other than the Public Offering Entity in any manner that is materially and adversely disproportionate relative to the effect on Class A Common Units held by the Public Offering Entity, in each case, shall require the written consent of the holders of at least a majority of the Class A Common Units not held by the Public Offering Entity, voting together as a single class; provided, further, that in each case of the foregoing clauses and notwithstanding anything herein to the contrary, so long as the Tax Receivable Agreement remains outstanding and in effect, no amendment or modification may be made to this Agreement that is materially and disproportionately adverse to the TRA Recipients without the prior written consent of the TRA Recipients entitled to a majority of the Tax Benefit Payments (as defined in the Tax Receivable Agreement).

14.3 Title to Company Assets. Company assets shall be deemed to be owned by the Company as an entity, and no Unitholder, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Legal title to any or all Company assets may be held in the name of the Company or one or more nominees, as the Board may determine. The Board hereby declares and warrants that any Company assets for which legal title is held in the name of any nominee shall be held in trust by such nominee for the use and benefit of the Company in accordance with the provisions of this Agreement. All Company assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company assets is held.

14.4 Successors and Assigns. Except as otherwise provided herein, all covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns, whether so expressed or not.

14.5 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

14.6 Counterparts; Binding Agreement. This Agreement may be executed simultaneously in two or more separate counterparts (including by means of facsimile), any one of which need not contain the signatures of more than one party, but each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto. This Agreement and all of the provisions hereof shall be binding upon and effective as to each Person who (a) executes this Agreement in the appropriate space provided in the signature pages hereto notwithstanding the fact that other Persons who have not executed this Agreement may be listed on the signature pages hereto, and (b) may from time to time become a party to this Agreement by executing a counterpart of or joinder to this Agreement.

14.7 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation (thus the words “include”, “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation”). Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Whenever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or”, “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

14.8 Applicable Law; Venue; Jury Trial Waiver. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Except as otherwise expressly provided in this Agreement, any dispute relating hereto shall be heard in the state or federal courts located in Los Angeles, California, and each party hereto waives any defense or objection to such jurisdiction and venue, including any defense based on lack of jurisdiction or inconvenient forum. TO THE EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO (INCLUDING EACH MEMBER) IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTY IN RESPECT OF ITS, HIS OR HER OBLIGATIONS HEREUNDER.

14.9 Addresses and Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, sent by telecopy or email (in each case, with hard copy to follow) or sent by reputable overnight express courier (charges prepaid), or (b) three (3) days following mailing by certified or registered mail, postage prepaid and return receipt requested. Such notices, demands, and other communications shall be sent to the address for such recipient set forth in the Company’s books and records or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

14.10 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Profits, Losses, Distributions, capital or property or the rights of the Board to require Capital Contributions other than as a secured creditor.

14.11 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

14.12 Further Action. The parties agree to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement. No Unitholder may take any action or approve any action in contravention of any Board action.

14.13 Entire Agreement. This Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. Without limiting the generality of the foregoing, this Agreement and the documents expressly referred to herein supersede the Prior Agreement in its entirety.

14.14 Opt-in to Article 8 of the Uniform Commercial Code. The Unitholders hereby agree that the Units shall be securities governed by Article 8 of the Uniform Commercial Code of the State of Delaware (and the Uniform Commercial Code of any other applicable jurisdiction)

14.15 Delivery by Facsimile or PDF. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or electronic transmission in portable document format (“pdf”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic transmission in pdf to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic transmission in pdf as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

14.16 Survival. Sections 4.6, 5.6, 6.4, and 6.8 shall survive and continue in full force in accordance with their respective terms notwithstanding any termination of this Agreement or the dissolution of the Company.

14.17 Tax and Other Advice. Each Member has had the opportunity to consult with such Member’s own Tax and other advisors with respect to the consequences to such Member of the purchase, receipt or ownership of the Units, including the Tax consequences under federal, state, local, and other income Tax laws of the United States or any other country and the possible effects of changes in such Tax laws. Such Member acknowledges that none of the Company, its Subsidiaries, Affiliates, successors, beneficiaries, heirs and assigns and its and their past and present directors, officers, employees, and agents (including their attorneys) makes or has made any representations or warranties to such Member regarding the consequences to such Member of the purchase, receipt or ownership of the Units, including the Tax consequences under federal, state, local and other Tax laws of the United States or any other country and the possible effects of changes in such Tax laws.

14.18 Acknowledgments. Upon execution and delivery of a counterpart to this Agreement or a joinder to this Agreement, each Member (including each Substituted Member and each Additional Member) shall be deemed to acknowledge to the Company and the Public Offering Entity as follows: (a) the determination of such Member to acquire Units pursuant to this Agreement or any other agreement has been made by such Member independent of any other Member and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of any Group Company that may have been made or given by any other Member or by any agent or employee of any other Member, (b) no other Member has acted as an agent of such Member in connection with making its investment hereunder and that no other Member shall be acting as an agent of such Member in connection with monitoring its investment hereunder, (c) any Group Company (including the Public Offering Entity) have retained SMRH and Kirkland & Ellis LLP in connection with the transactions contemplated hereby, (d) except for Kirkland & Ellis’s representation of Parthenon, SMRH and Kirkland & Ellis LLP are not representing and will not represent any other Member in connection with the transaction contemplated hereby or any dispute that may arise between any Group Company, on the one hand, and any other Member, on the other hand, (e) such Member will, if it wishes counsel on the transactions contemplated hereby, retain its own independent counsel, and (f) SMRH and Kirkland & Ellis LLP may represent any Group Company in connection with any and all matters contemplated hereby (including any dispute between any Group Company, on the one hand, and any other Member, on the other hand) and such Member waives any conflict of interest in connection with such representation by SMRH and Kirkland & Ellis LLP.

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IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Fourth Amended and Restated Limited Liability Company Agreement as of the date first written above.

TRILOGY MORTGAGE HOLDINGS, INC.

By:	/s/ Anthony Hsieh
Name: Anthony Hsieh
Its:	President

TRILOGY MANAGEMENT INVESTORS SIX, LLC

By:	/s/ Anthony Hsieh
Name: Anthony Hsieh
Its:	Manager

TRILOGY MANAGEMENT INVESTORS SEVEN, LLC

By:	/s/ Anthony Hsieh
Name: Anthony Hsieh
Its:	Manager

TRILOGY MANAGEMENT INVESTORS EIGHT, LLC

By:	/s/ Anthony Hsieh
Name: Anthony Hsieh
Its:	Manager

JLSA, LLC

By:	/s/ Anthony Hsieh
Name: Anthony Hsieh
Its:	Manager

Signature Page to

Fourth Amended and Restated Limited Liability Company Agreement

THE JLSSAA TRUST, ESTABLISHED SEPTEMBER 4, 2014

By:	/s/ Anthony Hsieh
Name: Anthony Hsieh
Its: Trustee

Signature Page to

Fourth Amended and Restated Limited Liability Company Agreement

PCP MANAGERS, L.P.

By:	PCP Managers GP, LLC
Its:	General Partner

By:	/s/ Joseph Taveira
Name:	Joseph Taveira
Its:	Chief Financial Officer

Signature Page to

Fourth Amended and Restated Limited Liability Company Agreement

EXHIBIT A

Incremental Excess Tax Distributions

In any given calendar quarter, the Public Offering Entity will, automatically and without further action, authorization or approval from the Public Offering Entity, the Company, their respective Boards of Directors or any other Person, contribute to the Company the Preferred Contribution Amount if the management of loanDepot.com determines that such funds are needed to pay operating expenses, fund loans or margin calls, provide credit support to senior lenders or to otherwise operate the Group Companies’ mortgage lending and other businesses in the ordinary course. The “Preferred Contribution Amount” shall mean an amount equal to the excess, if any, of: (1) the Incremental Excess Tax Distribution Amount for such calendar quarter over (2) a good faith estimate prepared by the management of loanDepot.com of the Public Offering Entity’s anticipated payment obligations for such calendar quarter in respect of both (x) the Tax Receivable Agreement (calculated based on the initial estimates for such payments prepared by the Company’s tax accountants, as adjusted for actual activity triggering payments under the Tax Receivable Agreement over time, and after giving effect to any grace periods or other periods of deferral permitted thereby) and (y) dividends under the Public Offering Entity’s then-current dividend policy. The Preferred Contribution Amount in any calendar quarter may be increased (but not decreased) by the Board of Directors of the Public Offering Entity at any time in its good faith discretion.

The Preferred Contribution Amount that is contributed to the Company by the Public Offering Entity pursuant to the preceding paragraph will be evidenced by a single preferred unit (the “Preferred Unit”) issued by the Company to the Public Offering Entity.

If the Company proposes to make any Liquidating Distribution (but excluding, for the avoidance of doubt, any Current Distribution or Tax Distribution) to its Unitholders, then the Company shall, prior to payment of such Liquidating Distribution to the holders of Class A Common Units, pay to the Public Offering Entity, in respect of the Preferred Unit, an amount equal to the excess, if any, of: (i) the aggregate amount of all Preferred Contribution Amounts over (ii) the aggregate amount previously distributed by the Company to the Public Offering Entity in respect of the Preferred Unit (such difference, the “Excess Preferred Contribution Amount”).

If the Company proposes to make any Current Distribution (but excluding, for the avoidance of doubt, any Liquidating Distribution or Tax Distribution) to its Unitholders which is in excess of the amount required to fund the Public Offering Entity’s obligations to pay dividends under the Public Offering Entity’s then-current dividend policy (after giving effect to such Current Distribution), then management of loanDepot.com shall, prior to payment of such Current Distribution to the holders of Class A Common Units, update its estimate of the most recent Preferred Contribution Amount and, if based upon such update the most recent Preferred Contribution Amount should be decreased, pay to the Public Offering Entity an amount equal to such decrease prior to declaring and paying such Current Distribution. Such payment to the Public Offering Entity will reduce the Excess Preferred Contribution Amount.

Notwithstanding Section 4.1(b), so long as there is no Unsatisfied Tax Distribution Entitlement and only to the extent the reserved funds retained by the Public Offering Entity as described in the first paragraph of this Exhibit A (as modified by the fourth paragraph of this Exhibit A) are not otherwise sufficient for such purposes, the Company shall, as and when needed, pay to the Public Offering Entity in respect of the Preferred Unit, to the extent of the Excess Preferred Contribution Amount then outstanding, such amount as is required for the Public Offering Entity to satisfy its obligations then due under the Tax Receivable Agreement, after giving effect to any grace periods or other periods of deferral permitted thereby, and its obligations to pay declared but unpaid dividends under the Public Offering Entity’s then-current dividend policy.

Other than in connection with a Liquidating Distribution, the Company shall not be required to pay the Excess Preferred Contribution Amount under this Exhibit A at any time that (i) such payment would cause any Group Company to violate or breach any term or provision of any (A) material agreement or contract to which such Group Company is subject or its assets are bound, or (B) financial covenant to which such Group Company is subject or by which its assets are bound; (ii) the Board of Directors of the Public Offering Entity authorizes the Company to retain such funds or otherwise waives such payment requirement; or (iii) applicable law or any Governmental Entity prohibits such payment.

LD HOLDINGS GROUP LLC SCHEDULE OF UNITHOLDERS

as of February 11,, 2021

Unitholder	Class A Common Units
PCP Managers, L.P. 4 Embarcadero Center, Suite 3610 San Francisco, CA 94111	3,442,008
Trilogy Mortgage Holdings, Inc. 26642 Towne Centre Drive Foothill Ranch, CA 92610	49,712,850
JLSA, LLC 26642 Towne Centre Drive Foothill Ranch, CA 92610	4,378,064
The JLSSAA Trust, Established September 4, 2014 26642 Towne Centre Drive Foothill Ranch, CA 92610	8,241,715
Trilogy Management Investors Six, LLC 26642 Towne Centre Drive Foothill Ranch, CA 92610	114,218,620
Trilogy Management Investors Seven, LLC 26642 Towne Centre Drive Foothill Ranch, CA 92610	18,924,666
Trilogy Management Investors Eight, LLC 26642 Towne Centre Drive Foothill Ranch, CA 92610	2,504,289
loanDepot, Inc. 26642 Towne Centre Drive Foothill Ranch, CA 92610	123,577,788
TOTAL	325,000,000

Schedule of Unitholders - 1